UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	4700	20-2705720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Burke F. Norton, Esq.
Executive Vice President, General Counsel and Secretary
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum, Esq.
Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee(2)
7.456% Senior Notes due 2018	$500,000,000	100%	$500,000,000	$53,500
Guarantees of the 7.456% Senior Notes due 2018(4)	$500,000,000	N/A	N/A	(3)

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

(4)	The entities listed on the Table of Subsidiary Guarantor Registrants on the following page have guaranteed the notes being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

	State or Other Jurisdiction	Primary Standard
	of Incorporation or	Industrial Classification	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Code Number	Identification No.

Expedia, Inc. (a Washington corporation)*	Washington	4700	91-1996083
Travelscape, LLC*	Nevada	4700	88-0392667
Hotels.com*	Delaware	4700	75-2817683
Hotwire, Inc.*	Delaware	4700	74-2938016
TripAdvisor Business Trust*	Massachusetts	2741	01-0852361
TripAdvisor LLC*	Delaware	2741	04-3503532
Interactive Affiliate Network, L.L.C.*	Delaware	4700	42-1612328
Hotels.com, L.P.*	Texas	4700	75-2942061
Hotels.com GP, LLC*	Texas	4700	75-2942059
HRN 99 Holdings, LLC*	New York	4700	13-4179783
IAN.com, L.P.*	Delaware	4700	42-1612329
Owl Holding Company, Inc.*	Delaware	2741	68-0584424
Classic Vacations, LLC*	Nevada	4700	04-3612673
Expedia Partner Services, Inc.*	Delaware	4700	75-2872045
TravelNow.com Inc.*	Delaware	4700	59-3391244

*	All subsidiary guarantor registrants have the following principal executive office:

c/o Expedia, Inc.
3150 139th Avenue SE
Bellevue, WA 98005
(425) 679-7200

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2007

PROSPECTUS

$500,000,000

EXCHANGE OFFER FOR
7.456% SENIOR NOTES DUE 2018

Expedia, Inc. is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $500,000,000 of our 7.456% senior notes due 2018 (which we refer to as the “exchange notes”) for an equal principal amount of our outstanding 7.456% senior notes due 2018. When we refer to “old notes,” we are referring to the outstanding 7.456% senior notes due 2018. The exchange notes will represent the same debt as the old notes and we will issue the exchange notes under the same indenture.

The exchange offer expires at 5:00 p.m., New York City time,
on [          ], 2007, unless extended.

Terms of the Exchange Offer

•	We will exchange notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

•	Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be senior unsecured obligations of the subsidiary guarantors. Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the subsidiary guarantors will terminate, in each case in the circumstances described under “Description of the Exchange Notes — Guarantees.”

•	The exchange of old notes for exchange notes generally will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Material United States Federal Income Tax Considerations.”

•	There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

See “Risk Factors” beginning on page 11 for a discussion of the factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [          ], 2007.

In this prospectus, the term “Expedia” refers to Expedia, Inc.; the term “Subsidiary Guarantors” refers to those subsidiaries of Expedia that guarantee the exchange notes and the old notes; “we,” “us” and “our” refer to Expedia and its subsidiaries (including the Subsidiary Guarantors); and “notes” refers to the old notes and the exchange notes collectively.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. See “Plan of Distribution.”

TRADEMARKS

Expedia, Expedia.com and WWTE are either registered trademarks or trademarks of Expedia, Inc. in the U.S. and/or other countries. Classic and Classic Vacations are either registered trademarks or trademarks of Classic Vacations, LLC, in the U.S. and/or other countries. eLong is either a registered trademark or trademark of eLong, Inc., in the U.S. and/or other countries. Hotels.com, Ian, Ian.com and Interactive Affiliate Network are either registered trademarks or trademarks in the U.S. and/or other countries of Hotels.com, L.P., a subsidiary of Hotels.com in the U.S. and/or other countries. Hotwire, Hotwire.com and Travel Ticker are either registered trademarks or trademarks of Hotwire, Inc. in the U.S. and/or other countries. TripAdvisor is a registered trademark in the U.S. and/or other countries of TripAdvisor LLC. Other product or company names appearing in this prospectus may be the property of their respective owners.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2005 (including information specifically incorporated by reference into the Annual Report on Form 10-K from Expedia’s definitive proxy statement filed on May 1, 2006);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•	Current Reports on Form 8-K filed March 3, 2006, March 6, 2006, March 13, 2006, March 13, 2006, April 7, 2006 (except for the information furnished pursuant to Item 7.01 of Form 8-K and the furnished exhibits relating to that information), May 31, 2006, August 4, 2006, August 10, 2006 (with respect to Item 8.01 information only), August 17, 2006, October 31, 2006, December 27, 2006 and January 25, 2007.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Expedia, Inc.
3150 139th Avenue SE
Bellevue, WA 98005
Attn: Investor Relations Department
(425) 679-7200

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than [          ]. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “Exchange Offer” for more detailed information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the exchange notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our corporate website at http://www.expediainc.com; however, unless incorporated by reference, neither that information nor any information contained on any of our websites, is a part of this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference and other written reports and oral statements made from time to time by the Company may contain “forward-looking statements” regarding future events and our future results that are subject to the safe harbors created under the U.S. federal securities laws. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed in the section entitled “Risk Factors” as well as those discussed elsewhere in this prospectus, the documents incorporated by reference and in our other reports filed with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Please carefully review and consider the various disclosures made in this prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

SUMMARY

The Company

Expedia, Inc. is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. We have created a global travel marketplace used by a broad range of leisure and corporate travelers and offline retail travel agents. We make available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel products and services.

Our portfolio of brands, which are described below, includes: Expedia.com, Hotels.com, Hotwire.com, our private label programs (Worldwide Travel Exchange (“WWTE”) and Interactive Affiliate Network (“IAN”)), Classic Vacations, Expedia Corporate Travel, eLong, and TripAdvisor. In addition, many of these brands have related international points of sale.

Spin-Off from IAC/InterActiveCorp

On December 21, 2004, IAC/InterActiveCorp (“IAC”) announced its plan to separate into two independent public companies to allow each company to focus on its individual strategic objectives. A new company, Expedia, Inc., was incorporated under Delaware law in April 2005, to hold substantially all of IAC’s travel and travel-related businesses. On August 9, 2005, the spin-off was completed and Expedia, Inc. shares began trading on The Nasdaq Stock Market, Inc. under the symbol “EXPE.” We refer to this transaction as the “Spin-Off.”

Portfolio of brands

We leverage our portfolio of brands to target the broadest range of travelers looking for travel options. Our brands provide a wide selection of travel products and services, from simple, discounted travel to more complex, luxury travel. Our products primarily consist of air, hotel, car rental, destination services and cruise.

Expedia.  Our Expedia-branded websites make a large variety of travel products and services available directly to travelers through our U.S.-based website, www.expedia.com, as well as through localized versions of our website in Australia, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Norway, Sweden and the United Kingdom. Expedia-branded websites also serve as the travel channel on MSN.com, Microsoft Corporation’s online services network in the United States, as well as certain international MSN sites. Expedia-branded websites target many different types of consumers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. Travelers can search for, compare information about (including pricing and availability) and book travel products and services on Expedia-branded websites, including airline tickets, lodging, car rentals, cruises and many destination services, such as attractions and tours, from a large number of suppliers, on a stand-alone or package basis.

Hotels.com.  Our Hotels.com website makes available a large variety of lodging options to travelers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals. Hotels.com seeks to provide travelers with premium content and service through our U.S.-based website, www.hotels.com (as well as localized versions in the Americas, Europe, Asia Pacific and South Africa). Through Hotels.com, we are pursuing a strategy focused on differentiating our service offerings by positioning ourselves as a hotel expert with premium content about lodging properties, while simultaneously broadening our focus to include other travel products and services.

Hotwire.com.  Our discount travel website, Hotwire.com, makes available airline tickets, hotel rooms, rental cars, cruises and vacation packages. Hotwire.com’s approach matches the price-sensitive travelers willing to be flexible to save money with suppliers who have excess seats, rooms and cars they wish to fill without affecting the public’s perception of their brands. Hotwire.com travelers may enjoy significant discounts by electing to book travel services “opaquely” or “semi-opaquely,” without knowing certain itinerary details such as brand, time of departure and exact hotel location, while suppliers create value from excess inventory without diluting their core brand-loyal traveler base. Hotwire.com works with many domestic and international airlines, including United States full-service major network airlines, top hotels in hundreds of cities and resort destinations in the United States, Europe, Canada, Mexico and the Caribbean and major car rental companies in the United States.

WWTE and IAN.  Our private label programs make travel products and services available to travelers through third-party company-branded websites. The products and services made available through our websites, www.wwte.com and www.ian.com, are substantially similar those made available on Expedia-branded and Hotels.com-branded websites, respectively. We generally compensate participants in the WWTE and IAN private label programs on a revenue-share basis.

Classic Vacations.  We offer individually tailored vacations that we provide primarily through a national network of third-party retail travel agents. We deliver a full line of premium vacation packages — air, hotels, car rentals, activities and private transportation — to create customized luxury vacations in Hawaii, the Caribbean, Mexico, Costa Rica, Europe and Tahiti. Travel agents and travelers can preview our product offering through our websites, www.classicforagents.com and www.classicvacations.com.

Destination Services.  Our network of in-destination travel desks located at hotels and resorts in Florida, Hawaii, Mexico, Las Vegas and San Francisco makes available to travelers the opportunity to obtain tours, attractions, airport transfer services and other travel-related services. Our network expanded through our acquisitions of Activity World and Activity Hut, destination service providers in Hawaii in 2004 and 2006, and our 2005 acquisition of Premier Getaways, a destination service provider in Florida.

Expedia Corporate Travel (“ECT”).  Our full-service travel management company makes travel products and services available to corporate travelers in the United States, Canada and Europe. In 2004, we established ECT — Europe, which includes Egencia and World Travel Management, both of which were acquired in 2004. ECT provides, among other things, centralized booking tools for employees of our corporate travelers, support of negotiated airfares and consolidated reporting aimed at small- and mid-sized businesses. ECT charges corporate client companies account management fees, as well as transactional fees for making or changing bookings. In addition, ECT provides on-site agents to some corporate clients in order to fully support the account.

eLong.  Our majority-owned online travel service company, based in Beijing, People’s Republic of China, specializes in travel products and services in China. eLong uses web-based distribution technologies and a 24-hour nationwide call center to provide consumers with consolidated travel information and the ability to access hotel reservations at discounted rates at over 3,000 hotels in major cities across China. eLong also offers air ticketing and other travel related services, such as rental cars and vacation packages. Travelers can access travel products and services through the websites, www.elong.com and www.elong.net.

TripAdvisor.  Our comprehensive online travel search engine and directory aggregates unbiased articles, guidebook reviews and user opinions on cities, hotels and activities in a variety of destinations from a number of online sources through our website, www.tripadvisor.com. In addition to travel-related information, TripAdvisor’s destination-specific search results provide links to the websites of TripAdvisor’s travel partners (travel service providers and marketers) through which travelers can make related travel arrangements.

Business Strategy

We are in the early stages of leveraging our historic strength as an efficient transaction processor to become a retailer and merchandiser of travel experiences. Our goal is to help travelers enjoy their trips — from before the reservation is made, to after the trip has been taken.

Our business strategy is as follows:

•	Leverage our portfolio of travel brands.

•	Innovate on behalf of travelers and supplier partners.

•	Expand our international and corporate travel businesses.

•	Expand our product and service offerings worldwide.

•	Leverage our scale in technology and operations.

In addition, as part of our business strategy, we have in the past acquired and invested in, and expect in the future to seek to acquire or invest in, businesses, products or technologies that would complement or expand our business. We frequently evaluate potential acquisition candidates and other extraordinary transactions. Any such opportunities may involve a significant amount of cash and/or stock consideration. See “Risk Factors.”

Recent Developments

On January 19, 2007, Expedia completed a self-tender offer for up to 30 million shares of the company’s common stock. Expedia acquired 30 million tendered shares at a purchase price of $22.00 per share, for a total cost of approximately $660 million, excluding fees and expenses relating to the tender offer. These shares represent approximately 9.8% of the shares of common stock outstanding and 9.0% of the total number of shares of common stock and Class B common stock outstanding as of January 15, 2007. Expedia paid for the tendered shares, in part, by drawing on its revolving credit facility. As of January 23, 2007, the outstanding balance on the credit facility was $150 million, not including approximately $52 million of standby letters of credit also issued under the facility.

Company Information

Expedia is a Delaware corporation. The mailing address of our principal executive offices is 3150 139th Avenue SE, Bellevue, WA 98005, and our telephone number at that location is (425) 679-7200.

Summary Terms of the Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $500,000,000 in aggregate principal amount of our 7.456% senior notes due 2018, which we refer to in this prospectus as the “exchange notes,” for an equal principal amount of the old notes.

Expiration of the Exchange Offer; Withdrawal of Tender	The exchange offer will expire at 5:00 p.m., New York City time, on [ ], 2007, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See “Exchange Offer — Conditions” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Notes	To tender old notes held in book-entry form through the Depository Trust Company, or “DTC,” you must transfer your old notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or “ATOP,” system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;

• you have no arrangement, intent or understanding with any person to participate in the distribution of the exchange notes (within the meaning of the Securities Act);

• you are not our “affiliate” (as defined in Rule 405 under the Securities Act); and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and you will deliver or make available a prospectus in connection with any resale of the exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See “Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under “Exchange Offer — Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange	Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See “Exchange Offer — Consequences of Failure to Tender.”

Certain U.S. Federal Income Tax Considerations	The exchange of old notes for exchange notes in the exchange offer generally will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Transferability	Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under “Exchange Offer — Procedures for Tendering”). However, any holder of old notes who:

• is one of our “affiliates” (as defined in Rule 405 under the Securities Act),

• does not acquire the exchange notes in the ordinary course of business,

• distributes, intends to distribute, or has an arrangement or understanding with any person to distribute the exchange notes as part of the exchange offer, or

• is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York Trust Company, N.A. is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under “Exchange Offer — Exchange Agent.”

Summary Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

•	the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends,

•	the exchange notes will not be entitled to registration rights, and

•	the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Issuer	Expedia, Inc.

Guarantees	The exchange notes will be unconditionally guaranteed by the Subsidiary Guarantors, consisting of each domestic subsidiary of Expedia that is a borrower under or guarantees the obligations under our existing $1 billion credit agreement. Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the Subsidiary Guarantors with respect to the exchange notes will terminate, in each case in the circumstances set forth under “Description of the Exchange Notes — Guarantees.” As of September 30, 2006, the Subsidiary Guarantors accounted for approximately $8.1 billion, or 96% of our total consolidated assets. The Subsidiary Guarantors also accounted for approximately $2.0 billion, or 95%, and approximately $1.6 billion, or 93%, of our total consolidated revenue for the year ended December 31, 2005 and nine months ended September 30, 2006, respectively.

Exchange Notes Offered	$500,000,000 aggregate principal amount of 7.456% Senior Notes due 2018.

Maturity	The exchange notes will mature on August 15, 2018.

Interest Rates	The exchange notes will bear interest from August 21, 2006 at the rate of 7.456% per annum.

Interest Payment Dates	February 15 and August 15 of each year, beginning February 15, 2007.

Ranking	The exchange notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsubordinated and unsecured obligations. So long as the guarantees are in effect, each Subsidiary Guarantor’s guarantee will be the senior unsecured obligation of such Subsidiary Guarantor and will rank equally with its existing and future unsubordinated and unsecured obligations.

Repayment at Option of Holder	Each note will be repayable in whole or in part on August 15, 2013 at the option of the holder of such note, at 100% of its principal amount plus accrued interest to August 15, 2013 in accordance with the provisions described under the heading

“Description of the Exchange Notes — Repayment at Option of Holder.”

Optional Redemption by Expedia	We may redeem the exchange notes, in whole or in part, at any time at redemption prices described under the heading “Description of the Exchange Notes — Optional Redemption.”

Certain Covenants	The indenture governing the exchange notes contains covenants limiting our ability and our subsidiaries’ ability to:

• create certain liens,

• enter into sale and lease-back transactions, and

• consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of the Exchange Notes — Covenants” for a description of these covenants.

Form and Denominations	We will issue the exchange notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the exchange notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the exchange notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated exchange notes.

Further Issuances	We may create and issue additional notes ranking equally with the exchange notes and the old notes and otherwise similar in all respects (other than the issue date and public offering price or the first payment of interest following the issue date of such further notes). These additional notes will be consolidated and form a single series with these exchange notes.

Absence of Public Market for the Exchange Notes	The exchange notes generally are freely transferable but are also new securities for which there is not initially a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk Factors	See “Risk Factors” for a discussion of some of the key factors you should carefully consider before deciding to exchange your old notes for exchange notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table sets forth certain of our historical financial data. Our consolidated financial statements present our results of operations, financial position and stockholders’ equity on a combined basis up through the Spin-Off from IAC/InterActiveCorp on August 9, 2005, and on a consolidated basis thereafter.

The consolidated statements of income data and balance sheet data for the nine months ended September 30, 2006 and 2005 have been derived from our unaudited consolidated financial statements incorporated by reference in this prospectus.

The consolidated statements of income data for the three years in the period ended December 31, 2005 and the consolidated balance sheet data as of December 31, 2005 and 2004 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus.

The consolidated statement of income data for the year ended December 31, 2002 and the consolidated balance sheet data as of December 31, 2003 have been derived from our audited consolidated financial statements not incorporated by reference nor included elsewhere in this prospectus.

The consolidated statement of income data for the year ended December 31, 2001 and the consolidated balance sheet data as of December 31, 2002 and 2001 have been derived from our unaudited consolidated financial statements not incorporated by reference nor included elsewhere in this prospectus.

The following information should be read in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in our Quarterly Report on Form 10-Q for the period ended September 30, 2006, which have been incorporated by reference in this prospectus.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2006	2005	2005	2004(1)(2)	2003(3)	2002(4)	2001(5)
	(Unaudited)						(Unaudited)
	(In thousands, except per share data)

Consolidated Statements of Income Data:
Revenue	$1,706,298	$1,624,706	$2,119,455	$1,843,013	$2,339,813	$1,499,075	$536,497
Operating income	251,789	311,343	397,052	240,473	243,518	193,770	15,811
Net income	177,794	203,496	228,730	163,473	111,407	76,713	8,901
Net earnings per share available to common stockholders:
Basic	$0.52	$0.61	$0.68	$0.49	$0.33	$0.23	$0.03
Diluted	0.50	0.59	0.65	0.48	0.33	0.23	0.03
Shares used in computing earnings per share:
Basic	340,660	335,833	336,819	335,540	335,540	335,540	335,540
Diluted	355,075	344,819	349,530	340,549	340,549	340,549	340,549
Consolidated Balance Sheet Data:
Working capital (deficit)	$(331,159)	$(876,502)	$(847,981)	$1,263,678	$854,838	$528,630	$140,376
Total assets	8,384,232	7,776,176	7,756,892	9,537,187	8,755,270	3,203,082	643,835
Minority interest	55,960	71,070	71,774	18,435	—	592,054	315,999
Total stockholders’ equity	5,794,453	5,752,580	5,733,763	N/A	N/A	N/A	N/A
Total invested equity	N/A	N/A	N/A	8,152,629	7,554,301	2,055,756	225,890

(1)	Includes the results of TripAdvisor since IAC’s acquisition on April 27, 2004 and Egencia since IAC’s acquisition on April 16, 2004.

(2)	Effective January 1, 2004, as a result of a change in Hotels.com business, Hotels.com started reporting its merchant hotel business revenue net of the amount payable to the hotel property. Hotels.com reported its merchant hotel business revenue on a gross basis prior to January 1, 2004.

(3)	Includes the results of Hotwire, Inc. since IAC’s acquisition on November 5, 2003.

(4)	Includes the results of Expedia.com since IAC’s acquisition of a controlling interest on February 4, 2002.

(5)	Only includes the results of Hotels.com.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. Earnings included in the calculation of this ratio consists of income before income taxes and minority interest plus fixed charges, less interest capitalized. Prior to our private offering of the old notes on August 21, 2006, fixed charges included in the calculation of this ratio consist primarily of an imputed interest component of rental expense as our debt was immaterial during those periods. Subsequent to August 21, 2006, fixed charges included in the calculation of this ratio consist of the imputed interest component of rental expense as well as the interest expense on the old notes.

	Nine Months Ended September 30,				Year Ended December 31,
	2006		2005		2005		2004		2003		2002		2001

Ratio of earnings to fixed charges	21.69	x	53.17	x	39.42	x	35.26	x	51.35	x	58.11	x	43.55x

RISK FACTORS

You should carefully consider the following risks and all of the other information included in or incorporated by reference in this prospectus, including our consolidated financial statements and related notes, before deciding to exchange the old notes. The risks set out below are not the only risks we face. If any of the following risks occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to our Business

We operate in a very competitive environment and face increasing competition from a variety of companies with respect to products and services we offer.

The market for the services we offer is intensely competitive. We compete with both established and emerging online and traditional sellers of travel services with respect to each of the services we offer. Some of our competitors, including travel suppliers such as airlines and hotels, may offer services and products on more favorable terms such as no fees and with unique access to proprietary loyalty programs, such as points and miles. Many of these competitors, such as airlines, hotel and rental car companies, are also focusing on increasing online demand on their own websites in lieu of third-party distributors like us. For instance, many low cost airlines, which are having increasing success in the marketplace, distribute their inventory exclusively through their own websites. Suppliers who sell on their own websites typically do not charge a processing fee, and, in some instances, offer advantages such as their own bonus miles or loyalty points, which could make their offerings more attractive to consumers than offerings like ours. The introduction of new technologies and the expansion of existing technologies, such as metasearch and other search engine technologies, may increase competitive pressures. Increased competition may result in reduced margins, as well as loss of travelers, transactions and brand recognition. We cannot assure you that we will be able to compete successfully against current, emerging and future competitors or provide differentiated products and services to our traveler base. Increased competition could result in reduced margins, loss of segment share and damage to our brand. There can be no assurance that we will be able to compete successfully against current and future competitors or that competition will not have a material adverse effect on our business, financial condition and results of operations.

Over the last several years, travel suppliers have generally reduced or eliminated commissions and payments to travel agents and other travel intermediaries; these reductions could adversely affect our business, financial condition and results of operations.

A portion of our revenue is derived from compensation paid by travel suppliers and global distribution system (“GDS”) partners for bookings made through our websites. We generally negotiate these commissions and fees with our travel suppliers and GDS partners. Over the last several years, travel suppliers have generally reduced or eliminated commissions and payments to travel agents and other travel intermediaries. In particular, in 2006, GDS partners faced the renegotiation of long-term contracts with airlines on terms that generally resulted in decreased compensation to them. We also renegotiated several long-term contracts with airlines and GDSs with reduced economic benefits. We are currently negotiating or expect to renegotiate several other long-term contracts that expire in 2007. No assurances can be given that GDS partners or travel suppliers will not further reduce current industry compensation or our compensation, either of which could reduce our revenue and margins thereby adversely affecting our business, results of operations and financial condition.

Declines or disruptions in the travel industry, such as those caused by terrorism, war, inclement weather, health concerns, bankruptcies and/or general economic downturns, could adversely affect our business, financial condition and results of operations.

Our business, financial condition and results of operations are affected by the health of the worldwide travel industry. Accordingly, downturns or weaknesses in the travel industry could adversely affect our business. Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Events or weakness in the travel industry that could negatively affect our business include price escalation in the airline industry or other travel-related industries, airline or other travel-related strikes, airline bankruptcies, liquidations or consolidations and fuel price escalation. Additionally, our business is sensitive to safety concerns, and thus our business may decline after incidents of terrorism, during periods of political instability or geopolitical conflict in which travelers become concerned about safety issues, as a result of inclement weather such as hurricanes or when travel might involve health-related risks, such as avian flu. Such concerns could result in a protracted decrease in demand for our travel services. This decrease in demand, depending on its scope and duration, together with any future issues affecting travel safety, could significantly and adversely affect our business, results of operations and financial condition over the short and long-term. In addition, the disruption of the existing travel plans of a significant number of travelers upon the occurrence of certain events, such as terrorist activity or war, could result in the incurrence of significant additional costs if we provide relief to affected travelers by not charging cancellation fees or by refunding the price of airline tickets, hotel reservations and other travel products and services.

We depend on our relationships with travel suppliers and any adverse changes in these relationships could adversely affect our business, financial condition and results of operations.

An important component of our business success depends on our ability to maintain our existing relationships and to build new relationships with travel suppliers and GDS partners. Adverse changes in existing relationships, or our inability to enter into new arrangements with these parties on favorable terms, if at all, could reduce the amount, quality and breadth of attractively priced travel products and services that we are able to offer, which could adversely affect our business, financial condition and results of operations.

Travel suppliers are increasingly seeking to lower their travel distribution costs by promoting direct online bookings through their own websites. In some cases, supplier direct channels offer advantages to consumers, such as loyalty programs and/or lower transaction fees. In addition, travel suppliers may choose not to make their travel products and services available through our distribution channels. To the extent that consumers continue to increase the percentage of their travel purchases through supplier direct websites and/or if travel suppliers choose not to make their products and services available to us, our business may suffer.

Our failure to attract and retain travelers in a cost-effective manner could adversely affect our business, financial condition and results of operations.

Our long-term success depends on our continued ability to increase the overall number of traveler transactions in a cost-effective manner. In order to increase the number of traveler transactions, we must capture repeat business from existing travelers and also attract new visitors to our websites and other distribution channels and convert these visitors into paying travelers. Similarly, our corporate travel business is dependent on enlisting new corporate travelers and attracting their travel booking activity online to our corporate travel websites as well as retaining existing travelers. Two ways in which we cost-effectively attract travelers to our websites are through affiliate programs and search engines. If the number of travelers being driven to our websites through affiliates and search engines were to decrease significantly, costs relating to our sales and marketing commitments could increase. In addition, we believe that rates for desirable offline and online advertising and marketing placements are likely to increase in the foreseeable future. No assurances can be provided that we will be successful in acquiring new travelers in a cost-effective manner.

We rely on the performance of highly skilled personnel and, if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

Our performance is largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. In particular, the contributions of Barry Diller, our Chairman and Senior Executive, and Dara Khosrowshahi, our Chief Executive Officer, are critical to the overall management of the company.

In addition, our future success will depend on the performance of our senior management and key employees, many of whom joined Expedia recently. Expedia cannot ensure that it will be able to retain the services of Mr. Diller, Mr. Khosrowshahi or any other member of our senior management or key employees, the loss of whom could seriously harm our business. In addition, competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees. If we do not succeed in attracting well-qualified employees or retaining or motivating existing employees, our business would be adversely affected.

Many of our business units have historically used separate operational and financial systems that have not been integrated and that rely heavily on manual procedures.

Expedia is composed of multiple business units that were unaffiliated companies prior to being acquired by IAC. These multiple business units use disparate systems, processes and personnel to support operations, customer service, including bookings and fulfillment, accounting and budgeting, tax filings, vendor payments and back office support. In addition, certain of the business units rely on manual procedures for critical business systems and financial reporting processes. We expect to incur significant costs in our ongoing efforts to integrate and automate these disparate systems into an efficient, effective and unified operation.

The continued lack of automation, and the ongoing reliance on manual procedures in critical business processes and financial reporting functions increases the risk of errors. If we are not able to successfully implement the changes necessary to operate a unified system, or automate critical financial reporting processes then:

•	we may not be able to take advantage of efficiencies of scale,

•	we may incur excess costs that could affect our margins,

•	we may lose partners due to inefficiencies with our current systems, and

•	we may negatively affect our ability to report our financial results accurately and on a timely basis.

If any of these events were to occur, it could have a material adverse effect on our reputation or results of operations.

Our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn have an adverse effect on the prices of our securities.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Form 10-K for the fiscal year ending December 31, 2006, we will be required to furnish a report by our management on our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. Such report will also contain a statement that our auditors have issued an attestation report on management’s assessment of such internal controls.

We are currently completing our evaluation of our internal control over financial reporting needed to comply with Section 404, which is both costly and challenging. Although we have not identified any material weaknesses as of the date of this filing, management may, during this process, identify one or more material weaknesses in our internal control over financial reporting; if such occurs, we will be unable to assert that internal control is effective in that area of financial reporting. If we are unable to assert that our internal control over financial reporting is effective as of December 31, 2006 (or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on our management’s evaluation or on the effectiveness of the internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which in turn could have an adverse effect on the prices of our securities.

Our success depends on maintaining the integrity of our systems and infrastructure. System interruption and the lack of integration and redundancy in our information systems may affect our businesses.

A fundamental requirement for online commerce and communications is the secure transmission of confidential information, such as credit card numbers or other personal information, over public networks. Our security measures may be inadequate and, if any compromise of security were to occur, it could have a detrimental effect on our reputation and adversely affect our ability to maintain our existing travelers and/or attract new travelers.

We may experience occasional system interruptions that make some or all systems unavailable or prevent us from efficiently fulfilling orders or providing services to third parties. We rely on our affiliates’ and third-party computer systems and service providers to facilitate and process a portion of our transactions. Any interruptions, outages or delays in our systems or third party providers’ systems, or deterioration in their performance, could impair each company’s ability to process transactions for its travelers and the quality of service that we can offer to our travelers. We do not have backup systems for certain critical aspects of our operations, many other systems are not fully redundant and our disaster recovery planning may not be sufficient. Fire, flood, power loss, telecommunications failure, break-ins, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins and similar events or disruptions may damage or interrupt computer or communications systems at any time. Any of these events could cause system interruption, delays and loss of critical data, and could prevent us from providing services to our travelers and/or third parties for a significant period of time. In addition, we may have inadequate insurance coverage or insurance limits to compensate for losses from a major interruption, remediation may be costly and have a material adverse effect on our operating results and financial condition.

Our expansion places a significant strain on our management, technical, operational and financial resources.

We have rapidly and significantly expanded our operations both domestically and internationally and anticipate expanding further to pursue growth of our product and service offerings and customer base. Such expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal financial control and reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results, and hurt our business.

We may experience operational and financial risks in connection with any acquisitions. In addition, some of the businesses acquired by us may incur significant losses from operations or experience impairment of carrying value.

Our future growth may depend, in part, on acquisitions. To the extent that we continue to grow through acquisitions, we may face the operational and financial risks that commonly accompany that strategy. We would also face operational risks, such as failing to assimilate the operations and personnel of the acquired businesses, disrupting their ongoing businesses, impairing management resources and their relationships with employees and travelers as a result of changes in their ownership and management. Further, the evaluation and negotiation of potential acquisitions, as well as the integration of an acquired business, will divert management time and other resources. Some acquisitions may not be successful and their performances may result in the impairment of their carrying value.

Certain financial and operational risks related to acquisitions that may have a material impact on our business are:

•	use of cash resources and incurrence of debt and contingent liabilities in funding acquisitions,

•	amortization expenses related to acquired intangible assets and other adverse accounting consequences,

•	costs incurred in identifying and performing due diligence on potential acquisition targets that may or may not be successful,

•	difficulties and expenses in assimilating the operations, products, technology, information systems or personnel of the acquired company,

•	impairment of relationships with employees, retailers and affiliates of our business and the acquired business,

•	the assumption of known and unknown debt and liabilities of the acquired company,

•	entrance into markets in which we have no direct prior experience, and

•	impairment of goodwill or other intangible assets arising from our acquisitions (for example, as of September 30, 2006, we recognized a $47 million impairment charge related to an indefinite life intangible asset of Hotwire).

Our results of operations are difficult to predict and may fluctuate substantially from the estimates of securities analysts or expectations of our investors.

In the event that our operating results fall below the expectations of securities analysts or investors, the trading price of our securities may decline significantly. In addition to the risks identified herein, our business is sensitive to general economic conditions, the health of the worldwide travel industry, consumer confidence, consumer retail spending, trends in technology, competition, levels of personal discretionary income, weather, acts of war or terrorism, safety concerns and acts of God. Our business is also subject to the effects of seasonality with revenue typically lowest in the first quarter of the year and highest in the third quarter.

We may not be able to engage in desirable strategic transactions and equity issuances due to our tax sharing arrangements.

Our ability to engage in significant stock transactions could be limited or restricted to preserve the tax free nature of our spin-off from IAC. Current federal income tax law creates a presumption that the Spin-Off would be taxable to IAC, but not to its stockholders, if either IAC or we enter into a transaction that would result in a 50% or greater change, by vote or value, in IAC’s or our stock ownership during the four-year period that begins two years before the date of the Spin-Off, unless it is established that the transaction is not pursuant to a plan or series of transactions related to the Spin-Off. Treasury regulations currently in effect generally provide that whether an acquisition transaction and a Spin-Off are part of a plan is determined based on all of the facts and circumstances, including, but not limited to, specific factors described in the regulations. In addition, the regulations provide several “safe harbors” for acquisition transactions that are not considered to be part of a plan. These restrictions may prevent us from entering into transactions which might be advantageous to our stockholders, such as selling the company or substantially all of the assets of the company, issuing equity securities to satisfy financing needs or acquiring businesses or assets with equity securities.

Under the tax sharing agreement with IAC, there are restrictions on our ability to take actions that could cause the spin-off to fail to qualify as a tax-free transaction, including redeeming substantial amounts of our equity securities and selling or otherwise disposing of a substantial portion of our assets, in each case, for a period of 25 months following the spin-off. We would be required to indemnify IAC against the taxes described in the preceding sentence if such tax is incurred by a breach of our covenants under the tax sharing agreement.

Mr. Diller currently controls Expedia; and if Mr. Diller ceases to control the company, Liberty Media Corporation may effectively control the company.

Subject to the terms of the Stockholders Agreement, dated as of August 9, 2005, between Liberty Media Corporation (“Liberty”) and Mr. Diller, Mr. Diller holds an irrevocable proxy to vote shares of Expedia stock held by Liberty. Accordingly, Mr. Diller effectively controls the outcome of all matters submitted to a vote or for the consent of our stockholders (other than with respect to the election by the holders of common stock of 25% of the members the Board of Directors and matters as to which Delaware law requires a separate class vote). Upon Mr. Diller’s permanent departure from Expedia, the irrevocable proxy would terminate and depending on the capitalization of Expedia at such time, Liberty may effectively control the voting power of our capital stock. Mr. Diller, through shares he owns beneficially as well as those subject to the irrevocable proxy, controlled approximately 55% of the combined voting power of the outstanding Expedia capital stock as of December 31, 2006 and 58% as of January 19, 2007, following Expedia’s repurchase of 30 million shares of the company’s common stock.

In addition, under the Governance Agreement, dated as of August 9, 2005, among Expedia, Liberty and Mr. Diller, each of Mr. Diller and Liberty generally has the right to consent to limited matters in the event that our ratio of total debt to EBITDA, as defined in the Governance Agreement, equals or exceeds 4:1 over a continuous 12-month period. We cannot assure you that Mr. Diller and Liberty will consent to any such matter at a time when we are highly leveraged, in which case we would not be able to engage in such transactions or take such actions.

As a result of Mr. Diller’s ownership interests and voting power, and Liberty’s ownership interests and voting power upon Mr. Diller’s permanent departure from us, Mr. Diller is currently, and in the future Liberty may be, in a position to control or influence significant corporate actions, including, corporate transactions such as mergers, business combinations or dispositions of assets and determinations with respect to our significant business direction and policies. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to us.

Actual or potential conflicts of interest may develop between Expedia management and directors, on the one hand, and the management and directors of IAC, on the other.

Mr. Diller serves as our Chairman of the Board of Directors and Senior Executive, while retaining his role as Chairman and Chief Executive Officer of IAC, and Mr. Kaufman serves as Vice Chairman of both Expedia and IAC. The fact that Messrs. Diller and Kaufman hold positions with both companies and own both IAC and Expedia stock could create, or appear to create, potential conflicts of interest for each of Messrs. Diller and Kaufman when he faces decisions that may affect both IAC and Expedia. Both Messrs. Diller and Kaufman may also face conflicts of interest with regard to the allocation of their time between IAC and Expedia.

Our certificate of incorporation provides that no officer or director of Expedia who is also an officer or director of IAC will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to IAC instead of Expedia, or does not communicate information regarding a corporate opportunity to Expedia because the officer or director has directed the corporate opportunity to IAC. This corporate opportunity provision may have the effect of exacerbating the risk of conflicts of interest between IAC and Expedia because the provision effectively shields an overlapping director/executive officer from liability for breach of fiduciary duty in the event that such director or officer chooses to direct a corporate opportunity to IAC instead of Expedia.

Changing laws, rules and regulations and legal uncertainties may adversely affect our business, financial condition and results of operations.

Our business, financial condition and results of operations could be adversely affected by unfavorable changes in or interpretations of existing, or the promulgation of new laws, rules and regulations applicable to us and our businesses, including those relating to the internet and online commerce, consumer protection and privacy, escheat and sales, use, occupancy, value-added and other taxes, could decrease demand for products and services, increase costs and/or subject us to additional liabilities. For example, there is, and will likely continue to be, an increasing number of laws and regulations pertaining to the internet and online commerce, which may relate to liability for information retrieved from or transmitted over the internet, user privacy, taxation and the quality of products and services. Furthermore, the growth and development of online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on online businesses generally.

In addition, the application of various domestic and international sales, use, occupancy, value-added and other tax laws, rules and regulations to our historical and new products and services is subject to interpretation by the applicable taxing authorities. While we believe that we are in compliance with these tax provisions, taxing authorities may take a contrary position. Such positions could have an adverse effect on our businesses, financial condition and results of operations. If the tax laws, rules and regulations were amended or if current interpretations of the laws were to change adversely to our interests, particularly with respect to occupancy or value-added taxes, the results could have an adverse affect on our businesses, results of operations and financial condition.

Our international opportunities and investments involve risks relating to travel patterns, practices, internet-based commerce, regulations and exchange rate fluctuations.

We operate in a number of jurisdictions outside of the United States and intend to continue to expand our international presence. In order to achieve widespread acceptance in the countries and markets we enter, we must continue to tailor our services to the unique customs and cultures of such countries and markets. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, can be difficult, costly and divert management and personnel resources. Our failure to learn such customs and cultures successfully could slow our international growth.

We expect to continue to face additional risks in international operations. These risks include political instability, acts of terrorism, unexpected changes in regulatory requirements, our ability to comply with local laws and regulations, increased risk and limits on our ability to enforce intellectual property rights, slower adoption of the internet as an advertising and commerce medium in those markets as compared to the United States and difficulties in managing operations due to distance, language and cultural differences, including issues associated with establishing management systems and infrastructures and staffing and managing foreign operations.

Through our international operations, we also have exposure to different economic climates, political arenas, tax systems and regulations that could negatively affect foreign exchange rates. Because we transact in foreign currency and record the activity in U.S. dollars, changes in exchange rates between the U.S. dollar and these other currencies could have a negative effect on our results of operations. Our exchange rate risk will increase as we increase our operations in international markets.

Our investment in eLong creates risks and uncertainties relating to the laws of the People’s Republic of China.

The success of our investment in eLong, a company organized under Cayman law, whose principal business is the operation of an internet-based travel business in the People’s Republic of China, is subject to risks and uncertainties regarding the interpretation of China’s laws and regulations. The China legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have limited value as precedent. The lack of precedent causes the interpretation and enforcement of China law to involve uncertainties that could limit the available legal protections. In addition, we cannot predict the effect of future developments in China’s legal system, particularly with respect to the travel industry or the internet, including the introduction of new laws, changes to existing laws or the interpretation or enforcement of current or future laws and regulations, or the preemption of local regulations by national laws. In addition, the laws and regulations of China restrict foreign investment in the air-ticketing, travel agency, internet content provision and advertising businesses. Such laws and regulations require that we establish effective control through a series of agreements with eLong’s affiliated Chinese entities and could restrict our ability to engage in desirable strategic transactions. Finally, China does not have treaties with the United States or most other western countries providing for the reciprocal recognition and enforcement of judgment of courts. As a result, court judgments obtained in jurisdictions with which China does not have treaties on reciprocal recognition of judgment and in relation to any matter not subject to a binding arbitration provision may be difficult or impossible to be enforced in China.

Our processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, differing views of personal privacy rights, or data security breaches.

In the processing of our traveler transactions, we receive and store a large volume of personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This government action is typically intended to protect the privacy and security of personal information that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of travel data. In addition, we cannot guarantee that our security measures will prevent data breaches. Substantial data breaches could significantly harm our business, damage our reputation, expose us to a risk of loss or litigation and possible liability and/or cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brands. These and other privacy and security developments that are difficult to anticipate could adversely affect our business, financial condition and results of operations.

We rely on the internet infrastructure which may be unable to support increased levels of demand.

The internet infrastructure may not expand fast enough to meet the increased levels of demand. In particular, the expected benefits from our international operations may be reduced if internet usage does not continue to grow in our overseas markets or grows at significantly lower rates compared to expected trends. In addition, activities that diminish the quality of the experience for internet users, such as spyware, spoof e-mails, viruses and spam directed at internet users, as well as viruses and “denial of service” attacks directed at internet companies and service providers, may discourage people from using the internet, including for commerce. If consumer use diminishes or grows at a slower rate, then our business and results of operations could be adversely affected.

We may be found to have infringed on intellectual property rights of others that could expose us to substantial damages and restrict our operations.

We could face claims that we have infringed the patents, copyrights or other intellectual property rights of others. In addition, we may be required to indemnify travel suppliers for claims made against them. Any claims against us could require us to spend significant time and money in litigation, delay the release of new products or services, pay damages, develop new intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. These licenses, if required, may not be available on acceptable terms or at all. As a result, intellectual property claims against us could have a material adverse effect on our business, results of operations and financial condition.

Our websites rely on intellectual property, and we cannot be sure that this intellectual property is protected from copying or use by others, including potential competitors.

We regard much of our content and technology as proprietary and try to protect our proprietary technology by relying on trademarks, copyrights, trade secret laws and confidentiality agreements. In connection with our license agreements with third parties, we seek to control access to and distribution of our technology, documentation and other proprietary information. Even with all of these precautions, it is possible for someone else to copy or otherwise obtain and use our proprietary technology without our authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which our services are made available through the internet, and policing unauthorized use of our proprietary information is difficult and expensive. We cannot be sure that the steps we have taken will prevent misappropriation of our proprietary information. This misappropriation could have a material adverse effect on our business. In the future, we may need to go to court to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation might result in substantial costs and diversion of resources and management attention.

We currently license from third parties some of the technologies incorporated into our websites. As we continue to introduce new services that incorporate new technologies, we may be required to license additional technology. We cannot be sure that such technology licenses will be available on commercially reasonable terms, if at all.

Risks Related to the Exchange Notes and this Exchange Offer

As is the case with the old notes, effective subordination of the exchange notes and the guarantees may reduce amounts available for payment of the exchange notes and the guarantees.

The exchange notes and the guarantees are unsecured. Accordingly, the exchange notes will effectively rank junior to all of Expedia’s secured obligations and, so long as the guarantees are in effect, a Subsidiary Guarantor’s guarantees will effectively rank junior to all of that Subsidiary Guarantor’s secured obligations, in each case, to the extent of the assets securing those obligations. In the event of bankruptcy, liquidation or similar proceeding, or if payment under any secured obligation is accelerated, claims of any secured creditors for the assets securing the obligation will be prior to any claim of the holders of the exchange notes for these assets. After the claims of the secured creditors are satisfied, there may not be assets remaining to satisfy our obligations under the exchange notes or the guarantees. As of September 30, 2006, Expedia and its subsidiaries had no secured indebtedness or capital lease obligations. The indenture governing the exchange notes permits us and our subsidiaries to incur additional secured debt under specified circumstances.

The exchange notes and the guarantees effectively will also be subordinated to the unsecured indebtedness and other liabilities of our subsidiaries that are not Subsidiary Guarantors and of those Subsidiary Guarantors whose guarantees of the exchange notes terminate. Our subsidiaries, other than the Subsidiary Guarantors, are separate legal entities that have no obligation to pay any amounts due under the exchange notes or the guarantees to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent that Expedia or a Subsidiary Guarantor is a creditor with recognized claims against our other subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our other subsidiaries will have priority with respect to the assets of such subsidiaries over Expedia’s and the Subsidiary Guarantors’ claims (and therefore the claims of our creditors, including holders of the exchange notes). As of September 30, 2006, our subsidiaries (other than the Subsidiary Guarantors) had approximately $266.0 million of unsecured liabilities of which approximately $140.4 million was the net amount owed to Expedia or the Subsidiary Guarantors.

The guarantees may be unenforceable due to fraudulent conveyance statutes, and accordingly, you could have no claim against the Subsidiary Guarantors, as guarantors of the exchange notes.

The obligations of each Subsidiary Guarantor under its guarantees will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, a court in some jurisdictions could, under fraudulent conveyances laws, further subordinate or void the guarantee of any Subsidiary Guarantor if it found that such guarantee was incurred with actual intent to hinder, delay or defraud creditors, or such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and that the guarantor was any of the following:

•	insolvent or rendered insolvent because of the guarantee,

•	engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

If a court were to void the guarantee of a Subsidiary Guarantor as the result of a fraudulent conveyance, or hold it unenforceable for any other reason, holders of the exchange notes would cease to have a claim against that Subsidiary Guarantor on its guarantee and would be creditors solely of Expedia and any other Subsidiary Guarantor whose guarantee was not voided or held unenforceable.

The guarantees will be released under certain circumstances.

The exchange notes will be guaranteed by any Subsidiary Guarantor for so long as such Subsidiary Guarantor is a borrower under or is a guarantor of obligations under our existing credit agreement and any future credit agreement that we in good faith determine to be our principal credit agreement. See “Description of the Exchange Notes — Guarantees.” If the obligations of any Subsidiary Guarantor as a borrower and guarantor under such credit agreements terminate or are released, such Subsidiary Guarantor’s guarantee of the exchange notes will also be released. In such event, the risks applicable to our subsidiaries that are not guarantors upon consummation of the exchange offer will also be applicable to such Subsidiary Guarantor.

Our foreign subsidiaries may become borrowers under our existing credit agreement without guaranteeing the exchange notes.

Under the terms of our existing credit agreement, we may designate foreign subsidiaries as borrowers, and such foreign subsidiaries would not be required to guarantee the exchange notes. As of the time of this exchange offer, each of our subsidiaries that is a borrower or a guarantor under our existing credit agreement is a domestic subsidiary, and will be a Subsidiary Guarantor guaranteeing the exchange notes. However, if a foreign subsidiary is designated as a borrower under our credit agreement and borrows under the credit agreement, the exchange notes and the guarantees will be effectively subordinated to the claims of the lenders under the credit agreement with respect to such borrowings and with respect to the assets of such foreign subsidiary.

Changes in our credit ratings may adversely affect the value of the exchange notes.

We expect that the exchange notes will be rated Baa3 by Moody’s Investors Service and BBB- by Standard & Poor’s and each rating agency currently also has a negative outlook on the company. Such ratings are limited in scope, and do not address all material risks relating to an investment in the exchange notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the exchange notes and increase our corporate borrowing costs.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the old notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes,

•	our operating performance and financial condition,

•	the market for similar securities,

•	the interest of securities dealers in making a market in the exchange notes, and

•	prevailing interest rates.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell will be favorable.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2006 to give effect to the original offering of the old notes. This table should be read in conjunction with our consolidated financial statements and notes thereto incorporated by reference in this prospectus.

As of
September 30, 2006
(in millions)

Cash and cash equivalents(1)	$964

Long-term obligations:
Other long-term obligations	$—
Notes offered hereby	500
Total long-term obligations	500

Total stockholders’ equity	5,794

Total capitalization	$6,294

(1)	Actual balance includes cash and cash equivalents of $946 million and restricted cash and cash equivalents of $18 million.

BUSINESS

Overview

Expedia, Inc. is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. We have created a global travel marketplace used by a broad range of leisure and corporate travelers and offline retail travel agents. We make available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel products and services.

Our portfolio of brands, which are described below, include: Expedia.com, Hotels.com, Hotwire.com, our private label programs (Worldwide Travel Exchange (“WWTE”) and Interactive Affiliate Network (“IAN”)), Classic Vacations, Expedia Corporate Travel, eLong and TripAdvisor. In addition, many of these brands have related international points of sale.

Summary of the Spin-Off from IAC/InterActiveCorp

On December 21, 2004, IAC/InterActiveCorp (“IAC”) announced its plan to separate into two independent public companies to allow each company to focus on its individual strategic objectives. We refer to this transaction as the “Spin-Off.” A new company, Expedia, Inc., was incorporated under Delaware law in April 2005, to hold substantially all of IAC’s travel and travel-related businesses. On August 9, 2005, the Spin-Off was completed and Expedia, Inc. shares began trading on The Nasdaq Stock Market, Inc. under the symbol “EXPE.”

Portfolio of Brands

We leverage our portfolio of brands to target the broadest range of travelers looking for different travel options. Our brands provide a wide selection of travel products and services, from simple, discounted travel to more complex, luxury travel. Our products primarily consist of air, hotel, car rental, destination services and cruise.

Expedia.  Our Expedia-branded websites make a large variety of travel products and services available directly to travelers through our U.S.-based website, www.expedia.com, as well as through localized versions of our website in Australia, Canada, Denmark, France, Germany, Italy, The Netherlands, Norway, Sweden and the United Kingdom. Expedia-branded websites also serve as the travel channel on MSN.com, Microsoft Corporation’s online services network in the United States, as well as certain international MSN sites. Expedia-branded websites target many different types of consumers, from families booking a summer vacation to individual travelers arranging a quick weekend getaway. On Expedia-branded websites, travelers can search for, compare information about (including pricing and availability) and book travel products and services, including airline tickets, lodging, car rentals, cruises and many destination services, such as attractions and tours, from a large number of suppliers, on a stand-alone or package basis.

Hotels.com.  Our Hotels.com websites make available a large variety of lodging options to travelers, who can plan, shop for and book lodging accommodations, from traditional hotels to vacation rentals. Hotels.com seeks to provide travelers with premium content and service through our U.S.-based website, www.hotels.com (as well as localized versions in the Americas, Europe, Asia Pacific and South Africa) and our call centers. Through Hotels.com, we are pursuing a strategy focused on differentiating our service offerings by positioning ourselves as a hotel expert with premium content about lodging properties, while simultaneously broadening our focus to include other travel products and services.

Hotwire.com.  Our discount travel website, Hotwire.com, makes available airline tickets, hotel rooms, rental cars, cruises and vacation packages. Hotwire.com’s approach matches the price-sensitive travelers willing to be flexible to save money with suppliers who have excess seats, rooms and cars they wish to fill without affecting the public’s perception of their brands. Hotwire.com travelers may enjoy significant discounts by electing to book travel services “opaquely” or “semi-opaquely,” without knowing certain itinerary details such as brand, time of departure and exact hotel location, while suppliers create value from excess inventory without diluting their core brand-loyal traveler base. Hotwire.com works with many domestic and international airlines, including United States full-service major network airlines, top hotels in hundreds of cities and resort destinations in the United States, Europe, Canada, Mexico and the Caribbean and major car rental companies in the United States.

WWTE and IAN.  Our private label programs make travel products and services available to travelers through third-party company-branded websites. The products and services made available through these third-party websites, are based on those made available on Expedia-branded and Hotels.com-branded websites, respectively. We generally compensate participants in the WWTE and IAN private label programs on a revenue-share basis.

Classic Vacations.  We offer individually tailored vacations that we provide primarily through a national network of third-party retail travel agents. We deliver a full line of premium vacation packages — air, hotels, car rentals, activities and private transportation — to create customized luxury vacations in Hawaii, the Caribbean, Mexico, Costa Rica, Europe and Tahiti. Travel agents and travelers can preview our product offering through our websites, www.classicforagents.com and www.classicvacations.com.

Destination Services.  Our network of in-destination travel desks located at hotels and resorts in Florida, Hawaii and Mexico makes available to travelers the opportunity to obtain tours, attractions, airport transfer services and other travel-related services. Our network expanded through our acquisitions of Activity World and Activity Hut, destination service providers in Hawaii in 2004 and 2006, and our 2005 acquisition of Premier Getaways, a destination service provider in Florida.

Expedia Corporate Travel (“ECT”).  Our full-service travel management company makes travel products and services available to corporate travelers in the United States, Canada and Europe. In 2004, we established ECT — Europe, which includes Egencia and World Travel Management, both of which were acquired in 2004. ECT provides, among other things, centralized booking tools for employees of our corporate travelers, support of negotiated airfares and consolidated reporting aimed at small- and mid-sized businesses. ECT charges corporate client companies account management fees, as well as transactional fees for making or changing bookings. In addition, ECT provides on-site agents to some corporate clients in order to fully support the account.

eLong.  Our majority owned online travel service company, based in Beijing, People’s Republic of China, specializes in travel products and services in China. eLong uses web-based distribution technologies and a 24-hour nationwide call center to provide consumers with consolidated travel information and the ability to access hotel reservations at discounted rates at over 3,000 hotels in major cities across China. eLong also offers air ticketing and other travel related services, such as rental cars and vacation packages. Travelers can access travel products and services through the websites, www.elong.com and www.elong.net.

TripAdvisor.  Our comprehensive online travel search engine and directory aggregates unbiased articles, guidebook reviews and user opinions on cities, hotels and activities in a variety of given destinations from a number of online sources through our website, www.tripadvisor.com. In addition to travel-related information, TripAdvisor’s destination-specific search results provide links to the websites of TripAdvisor’s travel partners (travel service providers and marketers) through which travelers can make related travel arrangements.

Business Strategy

We are in the early stages of leveraging our historic strength as an efficient transaction processor to become a retailer and merchandiser of travel experiences. Our goal is to help travelers enjoy their trips — from before the reservation is made, to after the trip has been taken.

Our business strategy is as follows:

•	leverage our portfolio of travel brands,

•	innovate on behalf of travelers and supplier partners,

•	expand our international and corporate travel businesses,

•	expand our product and service offerings worldwide, and

•	leverage our scale in technology and operations.

In addition, as part of our business strategy, we have in the past acquired and invested in, and expect in the future to seek to acquire or invest in, businesses, products or technologies that would complement or expand our business. We frequently evaluate potential acquisition candidates and other extraordinary transactions. Any such opportunities may involve a significant amount of cash and/or stock consideration. See “Risk Factors.”

Leverage Our Portfolio of Travel Brands.  We seek to appeal to the broadest possible range of travelers and suppliers through our collection of industry-leading brands. We target several different demographics, from the value-conscious traveler through our Hotwire brand to luxury travelers seeking a high-touch, customized vacation package through our Classic Vacations brand. We believe our flagship Expedia brand appeals to the broadest range of travelers, with our extensive product offering and facilitation of single item bookings of discounted product to complex bundling of higher-end travel packages. Our Hotels.com site and its international versions target travelers with premium content about lodging properties, and generally appeal to travelers with shorter booking windows who prefer to drive to their destination.

We believe our appeal to suppliers is enhanced by our brand portfolio and our international points of presence, by allowing suppliers to access the broadest possible range of travelers with their product and service offerings. We intend to continue supporting and investing in our brand portfolio for the benefit of travelers and suppliers.

Innovate on Behalf of Travelers and Supplier Partners.  We have a long tradition of innovation, from Expedia.com’s inception as a division of Microsoft, to our introduction of Best Fare Search and dynamic packaging technologies to more recent innovations such as Expedia Fare Alert and Best Price Guarantee, Travel Ticker by Hotwire.com, ECT’s business intelligence toolset, traveler reviews, Personal Trip Guides and our customer-focused e-mail campaign.

An innovation of note was Expedia.com’s introduction of the Thank You customer rewards program during the fourth quarter of 2006, whereby travelers earn points for their travel bookings.

We intend to continue innovating on behalf of our travelers. We are currently investing in and building a scaleable, extensible, service-oriented technology platform, which will extend across our portfolio of brands. This will result in improved flexibility and faster go-forward innovation. This transition will allow us to improve our site merchandising, browse and search functionality and add significant personalization features. We expect this transition to occur in a phased approach, with worldwide points of sale migrating to the new platform beginning in 2007.

We also intend to continue innovating on behalf of our suppliers. As an example, we have developed proprietary, supplier-oriented technology that streamlines the interaction between some of our websites and hotel central reservation systems, making it easier and more cost-effective for hotels to manage reservations made through our brands. Through this “direct connect” technology, hotels can upload information about available products and services and rates directly from their central reservation systems into our websites, as well as automatically confirm hotel reservations made by our travelers. In the absence of direct connect technology, both of these processes are generally completed manually via a proprietary extranet. Our travelers can book reservations with over 30,000 worldwide merchant hotel properties, of which approximately 30% are now fully direct-connected. We expect that this number will increase in the future.

We are also significantly improving our data handling capabilities across Expedia with the installation of an enterprise data warehouse, which will allow enhanced personalization on both our websites and e-mail communications with our travelers. This investment will yield phased benefits, with the full project scheduled for initial implementation in 2007.

Expand our International and Corporate Travel Businesses.  We currently operate Expedia-branded sites in Australia, Canada, Denmark, France, Germany, Italy, Japan, The Netherlands, Norway, Sweden, the United Kingdom and the United States. Through our controlling ownership in eLong, we maintain a point of sale for Chinese travelers, and through Hotels.com, Hotwire.com and TripAdvisor brands we maintain additional points of presence beyond the United States. In the quarter ended September 30, 2006, our international gross bookings accounted for approximately 27% of worldwide gross bookings.

We intend to continue investing in and growing our existing international points of sale. In addition, we anticipate launching points of sale in additional countries in the future where we find large travel markets and rapid growth of online commerce. As an example, we entered into the Japanese travel sector during the fourth quarter of 2006. Future launches may occur under our flagship Expedia brand or our other brands, or through acquisition of third-party brands, as in the case of eLong.

ECT currently conducts operations in Belgium, Canada, France, Germany, the United Kingdom and the United States. We believe the corporate travel sector represents a large opportunity for Expedia, and we believe we offer a compelling technology solution to small and medium-sized businesses seeking to control travel costs and improve their employees’ travel experiences. Expanding our corporate travel business also increases our appeal to travel product and service suppliers, as the average corporate traveler has a higher incidence of first class and international travel than the average leisure traveler.

We intend to continue investing in and expanding the geographic footprint of our ECT business and we anticipate growth over the next few years.

Expand our Product and Service Offerings Worldwide.  In general, our Expedia.com site has offered the most comprehensive array of innovation and selection of travel products and services to travelers. We plan to continue improving and growing these offerings at Expedia.com, as well as expand them to our worldwide points of sale.

The majority of our revenue comes from transactions involving the sale of airline tickets and the booking of hotel reservations, either as stand-alone products or as part of package transactions. We are working to grow our package business as it results in higher revenue per transaction, and we also seek to continue diversifying our revenue mix beyond core air and hotel products to car rental, destination services, cruise and other offerings.

Leverage our Scale in Technology and Operations.  The travel brands comprising Expedia, Inc. have invested over $3 billion in technology, operations, brand building, supplier integration and relationships and other areas since the launch of Expedia.com in 1996.

It is our intention to continue leveraging this substantial investment by launching our business in new countries, introducing site features, adding supplier products and services and adding value-added content for travelers. We have been able to launch the Australia, Denmark, Italy, Japan, The Netherlands, Norway and Sweden websites relatively quickly and inexpensively by leveraging Expedia’s existing technology and product supply.

Our scale of operations also enhances the value of technology innovations we introduce on behalf of our travelers and suppliers. As an example, our traveler review feature, by which Expedia travelers have created over 280,000 qualified reviews of hotel properties, is able to accumulate a larger base of reviews due to the higher base of online traffic that frequents our various sites.

Merchant and Agency Business Models

We make travel products and services available on a stand-alone and package basis, primarily through two business models: the merchant model and the agency model. Under the merchant model, we facilitate the booking of hotel rooms, airline seats, car rentals and destination services from our travel suppliers and for such bookings, we are the merchant of record. Under the agency model, we act as an agent in the transaction, passing reservations booked by our travelers to the relevant airline, hotel, car rental company or cruise line.

As merchant of record, we generally have certain latitude to establish prices charged to travelers (as compared to agency transactions). Also, we negotiate inventory allocation and pricing with our suppliers which enables us to achieve a higher level of net revenue per transaction as compared to those provided through the agency model.

Through our Expedia-branded websites, travelers can dynamically assemble multiple component travel packages in a single transaction at a lower price as compared to booking each component separately. Packages assembled by travelers through the packaging model on these websites include a merchant hotel component and an air or car component. Travelers select packages based on the total package price, without being provided component pricing. The use of the merchant travel components in packages enables us to make certain travel products available at prices lower than those charged on an individual component basis by travel suppliers without impacting their established pricing and position models.

Our agency business is comprised of the sale of airline tickets, hotel, cruise and car rental reservations. Airline ticket transactions make up the majority of this business. Although net revenue per transaction is lower (as compared to the merchant model), due to the high volume of airline tickets sold, our agency gross bookings accounted for 58% of total gross bookings for the quarter ended September 30, 2006.

Relationships with Travel Suppliers, Distribution and Fulfillment Partners

Overview.  We make travel products and services available from a variety of large and small commercial and charter airlines, lodging properties, car rental companies, cruise lines and destination service providers. We seek to build and maintain long-term, strategic relationships with travel suppliers and global distribution system (“GDS”) partners. An important component of the success of our business depends on our ability to maintain our existing, as well as build new, relationships with travel suppliers and GDS partners.

Travel Suppliers.  We strive to deliver value to our travel suppliers through a wide range of innovative, targeted merchandising and promotional strategies designed to increase their revenue, while simultaneously reducing their marketing transaction and customer service costs. We maintain a Partner Services Group, which consists mainly of strategic account managers and local market managers who work directly with travel suppliers to increase the marketing of their travel products through our brands.

In addition, we have developed proprietary, supplier-oriented technology that streamlines the interaction between some of our websites and hotel central reservation systems, making it easier and more cost-effective for hotels to manage reservations made through our brands. Through this “direct connect” technology, hotels can upload information about available products and services and rates directly from their central reservation systems into our websites, as well as automatically confirm hotel reservations made by our travelers. In the absence of direct connect technology, both of these processes are generally completed manually via a proprietary extranet. Our travelers can book reservations with over 30,000 worldwide merchant hotel properties, of which over 30% are now fully direct-connected. We expect that this number will increase in the future.

Distribution Partners.  GDSs, also referred to as computer reservation services, provide a centralized, comprehensive repository of travel suppliers “content”— such as availability and pricing of seats on various airline point-to-point flights, or “segments.” The GDSs act as intermediaries between the travel suppliers and online and offline travel agencies, allowing agents to reserve and book flights, rooms or other travel products.

While we have historically used Worldspan as our primary GDS, in light of the deregulated GDS environment and our desire to ensure the widest possible supply of air content for our travelers, we also have begun using Amadeus and Sabre.

Fulfillment Partners.  We outsource our airline ticket fulfillment function to third-party suppliers. This function includes the issuance of airline tickets and related customer services.

Marketing and Promotions

Our marketing programs are intended to build and maintain the value of our various brands, drive traffic and conversion through our various brands and businesses, lower ongoing traveler acquisition costs and strategically position our brands in relation to one another. Our long-term success depends on our continued ability to increase the overall number of traveler transactions in a cost-effective manner.

Our marketing channels primarily include direct and/or personalized traveler communications, search engine marketing and optimization and online and offline advertising. In addition, our Expedia-branded websites provide content and services to the travel channel on the MSN.com website in the U.S. and MSN websites in Canada, France, Germany, Italy and the United Kingdom. Our marketing programs and initiatives include promotional offers such as coupons and gift cards. In addition, we introduced the Thank You customer rewards program during the fourth quarter of 2006, whereby travelers earn points for their travel bookings.

We also make use of affiliate marketing. The Expedia.com- and Hotels.com-branded websites receive bookings from consumers who have clicked-through to the respective websites through links posted on affiliate partner websites. We have agreements with thousands of third-party affiliate partners, including a number of leading travel companies, pursuant to which we pay a commission for bookings originated from their websites. Affiliate partners can make travel products and services available through an Expedia-branded website, a co-branded website or their own private label website. We also provide our affiliates with technology and access to a wide range of products and services.

Operations and Technology

We provide 24-hour-a-day, seven-day-a-week traveler support by telephone or via e-mail. For purposes of operational flexibility, we provide this support infrastructure with a combination of in-house and outsourced call centers which are located in various locations throughout the world.

Our systems infrastructure and web and database servers are hosted by third-party web hosting suppliers in various locations, mainly in the United States, which provide communication links, as well as 24-hour monitoring and engineering support. The web hosting facilities have their own generators and back-up systems. Significant amounts of our computer hardware for operating the websites are also located at these facilities.

We have developed innovative technology to power our global travel marketplace. For example, our Expert Searching and Pricing Platform (“ESP Platform”), which our Expedia-branded websites use, is an industry leading platform that includes two components: (1) a fare-searching engine that enables broad and deep airline fare and schedule searches and (2) a common database platform that allows our Expedia-branded websites and our travelers to bundle diverse types of travel services together dynamically, which further enables our Expedia-branded websites to cross-market and package travel inventory. The ESP Platform has historically been an important contributor to our growth in the online travel industry.

Another core technology advantage is our Best Fare Search technology. This technology essentially deconstructs the segment feeds from GDS partners for air flight searches and recommends the best way to re-assemble multi-leg itineraries so that they are less expensive and more flexible for the traveler.

We are investing in and building a scaleable, extensible, service-oriented technology platform which will extend across our portfolio of brands. We plan to significantly invest in this platform in 2007 and beyond. This will result in long-term cost savings, improved flexibility and faster go-forward innovation. This transition will allow us to improve our site merchandising, browse and search functionality, add significant personalization features and ultimately improve our ability to drive higher return-on-investment in our online and offline advertising. We expect this transition to occur in a phased approach, with worldwide points of sale migrating to the new platform beginning in 2007.

We are also adding a significant upgrade to our data aggregation and mining capabilities across Expedia with the leveraging of an enterprise data warehouse beginning in 2007.

DESCRIPTION OF THE EXCHANGE NOTES

The old notes were, and the exchange notes will be, issued under an indenture, dated as of August 21, 2006, among Expedia, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee.

The following summary of provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all information that you may find useful. You should read the indenture and the notes, copies of which are available from us upon request because they, not this description, define your rights as holders of the notes. Capitalized terms used and not defined in this “Description of the Exchange Notes” section have the meanings specified in the indenture. References to “the Company” in this section of the prospectus are only to Expedia and not to any of the subsidiaries of Expedia.

General

The notes will have the following basic terms:

•	The notes will initially be limited to $500,000,000 aggregate principal amount (subject to the rights of the Company to issue additional notes as described under “— Further Issuances” below).

•	The notes will accrue interest at a rate of 7.456% per year.

•	Interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the notes), payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2007.

•	The notes will mature on August 15, 2018, unless redeemed prior to that date.

•	Each note will be repayable in whole or in part on August 15, 2013 at the option of the holder of such note, at 100% of its principal amount plus accrued interest to August 15, 2013 in accordance with the provisions described under the heading “— Repayment at Option of Holder” below.

•	We may redeem the notes in whole or in part at any time at our option as described under “— Optional Redemption” below.

•	The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated debt.

Interest will be paid to the person in whose name a note is registered at the close of business on the February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

The notes will be issued only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The notes will be represented by one or more global notes registered in the name of a nominee of DTC.

The notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Guarantees

The Subsidiary Guarantors will unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and premium, if any, and interest on the notes, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption or otherwise, and all other obligations under the indenture. As of September 30, 2006, the Subsidiary Guarantors accounted for approximately $8.1 billion, or 96%, of our total consolidated assets. The Subsidiary Guarantors also accounted for approximately $2.0 billion, or 95%, and approximately $1.6 billion, or 93%, of our total consolidated revenue for the year ended December 31, 2005 and nine months ended September 30, 2006, respectively.

As of the date hereof, the following Subsidiaries of the Company will be Subsidiary Guarantors with respect to the notes:

EXPEDIA, INC. (A WASHINGTON CORPORATION)
TRAVELSCAPE, LLC
HOTELS.COM
HOTWIRE, INC.
TRIPADVISOR BUSINESS TRUST
TRIPADVISOR LLC
INTERACTIVE AFFILIATE NETWORK, L.L.C.
HOTELS.COM, L.P.
HOTELS.COM GP, LLC
HRN 99 HOLDINGS, LLC
IAN.COM, L.P.
OWL HOLDING COMPANY, INC.
CLASSIC VACATIONS, LLC
EXPEDIA PARTNER SERVICES, INC.
TRAVELNOW.COM INC.

All of the above-listed Subsidiaries are or will be guarantors under our Credit Agreement.

In the event that, at any time, any of our Domestic Subsidiaries that is not, or has previously been released as, a Subsidiary Guarantor becomes a guarantor or borrower under our Credit Agreement, that Subsidiary will be required to become a Subsidiary Guarantor and guarantee the notes not later than 60 days following the date on which it becomes a guarantor or borrower under the Credit Agreement.

In the event that, for any reason, the obligations of any Subsidiary Guarantor terminate as a guarantor or borrower under the Credit Agreement (including, without limitation, pursuant to the terms of the Credit Agreement, upon agreement of the requisite lenders under the Credit Agreement or upon the termination of the Credit Agreement or upon the replacement thereof with a credit facility not requiring such guarantees), that Subsidiary Guarantor will be deemed released from all its obligations under the indenture and its guarantees of the notes will terminate. A Subsidiary Guarantor’s guarantee will also terminate and such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture (a) upon legal defeasance or covenant defeasance as provided below under “— Defeasance and Covenant Defeasance” or satisfaction and discharge of the indenture as provided below under “— Satisfaction and Discharge,” and (b) in connection with any sale or other disposition of all of the capital stock of that Subsidiary Guarantor (including by way of merger or consolidation) or other transaction such that after giving effect to such transaction such Subsidiary Guarantor is no longer a Domestic Subsidiary of the Company. Any release described in this paragraph may be evidenced by a supplemental indenture or other instrument that may be entered into without the consent of any holders of notes.

The indenture will provide that the obligations of each Subsidiary Guarantor under its guarantees will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, would cause the obligations of such Subsidiary Guarantor not to constitute a fraudulent conveyance or fraudulent transfer under any applicable law.

“Credit Agreement” means the Credit Agreement, dated as of July 8, 2005, among Expedia, Inc., Expedia, Inc. (a Washington corporation), Travelscape, Inc., Hotels.com, Hotwire, Inc., the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as we deem reasonable in light of the circumstances), such designation (or the designation that at a given time there is no principal credit agreement) to be made by an officers’ certificate delivered to the trustee.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by the Company for such purpose (which initially will be the office of the trustee located at 111 Sanders Creek Parkway, 2nd Floor, East Syracuse, New York 13057; Attention: Debt Processing Group). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Book-entry; Delivery and Form; Global Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any note selected for redemption for a period of 15 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the notes paid by the Company that remain unclaimed two years after such payment was due and payable will be repaid to the Company, and the holders of such notes will thereafter look solely to the Company for payment.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations.

So long as they are in effect, the guarantees of any Subsidiary Guarantors will be senior unsecured obligations of those Subsidiaries and will rank equally in right of payment with all other existing and future unsecured and unsubordinated obligations of those Subsidiaries.

The notes will be effectively junior to all of our existing and future secured indebtedness and, so long as they are in effect, the guarantees of any Subsidiary Guarantors will be effectively junior to all secured indebtedness of those subsidiaries, in each case, to the extent of the assets securing such indebtedness.

As our operations are conducted through our Subsidiaries, we derive our operating income and cash flow from our investments in our Subsidiaries. Therefore, our ability to make payments when due to the holders of the notes is, in part, dependent upon the receipt of sufficient funds from our Subsidiaries. Holders of the notes will, however, have a claim with respect to the assets and earnings of any Subsidiary Guarantors so long as their respective guarantees are in effect.

Claims of creditors of our Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries (other than any Subsidiary Guarantors providing guarantees for the notes, so long as their respective guarantees are in effect) over the claims of our creditors and of the creditors of any Subsidiary

Guarantors, including holders of the notes. Accordingly, the notes and the guarantees of any Subsidiary Guarantors, if any, will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our Subsidiaries (other than any Subsidiary Guarantors so long as their respective guarantees are in effect).

Under the terms of the Credit Agreement, we may designate Foreign Subsidiaries as borrowers under the Credit Agreement, and such Foreign Subsidiaries would not be required to guarantee the notes. As of the time of this offering, each of our Subsidiaries that is a borrower or a guarantor under our existing Credit Agreement is our Domestic Subsidiary, and will be a Subsidiary Guarantor guaranteeing the notes. However, if a Foreign Subsidiary is designated as a borrower under our Credit Agreement and borrows under the Credit Agreement, the notes and the guarantees will be effectively subordinated to the claims of the lenders under the Credit Agreement with respect to such borrowings and with respect to the assets of such Foreign Subsidiary.

Repayment at Option of Holder

Each note will be repayable in whole or in part in increments of $1,000 on August 15, 2013 at the option of the holder of such note, at 100% of its principal amount plus accrued interest to August 15, 2013. In order for the exercise of the option to be effective and a note to be repaid, the Company must receive, at the office of the Trustee located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attn: Corporate Finance Unit, during the period from and including June 1, 2013 to and including the close of business on June 30, 2013 (or, if June 30, 2013 is not a business day, the next succeeding business day), such note, with the form entitled “Option to Elect Repayment” attached to such note duly completed.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any note for repayment will be determined by the Company, whose determination will be final and binding.

Exercise of the repayment option by the holder of a note shall be irrevocable. No transfer or exchange of any note (or, in the event that any note is to be repaid in part, such portion of the note to be repaid) will be permitted after exercise of the repayment option.

In the event that holders of notes elect to exercise the repayment option with respect to 95% or more of the aggregate principal amount of notes outstanding on July 2, 2013, the Company may at any time on or after August 16, 2013, at its option, redeem all, but not less than all, of the remaining notes outstanding, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, upon not less than 30 days’ or more than 60 days’ prior notice. On such redemption date, such remaining notes shall become due and payable and from and after such date (unless the Company shall default in the payment of the redemption price therefor) such remaining notes shall cease to bear interest.

As long as the notes are represented only by global notes, DTC’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment. See “—Book-entry; Delivery and Form; Global Notes.”

In order to exercise its repayment option, a beneficial holder of the notes must instruct its direct or indirect participant through which it holds an interest in the notes to notify DTC of its election to exercise its repayment option in accordance with the then-applicable operating procedures of DTC. DTC will in turn deliver such notice to the Trustee.

DTC must receive any such notice from its participants in time to exercise such repayment option exercise request in accordance with their applicable operating procedures and the terms of the notes. Different firms have different deadlines for accepting instructions from their customers. The beneficial holder should consult the direct or indirect participant through which it holds an interest in the notes to ascertain the deadline for ensuring that timely notice will be delivered to DTC.

Optional Redemption

We may redeem the notes at our option at any time, either in whole or in part. If we elect to redeem the notes, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date:

•	100% of the aggregate principal amount of the notes to be redeemed or

•	the sum of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.375% (37.5 basis points).

The following terms are relevant to the determination of the redemption price:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, we assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means J.P. Morgan Securities Inc. or Lehman Brothers Inc., or their respective successors as may be appointed from time to time by us; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), we will substitute another primary treasury dealer.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc., Lehman Brothers Inc. or two other primary treasury dealers selected by us, and each of their respective successors and any other primary treasury dealers selected by the trustee after consultation with us.

“Remaining Scheduled Payments” means, with respect to any note to be redeemed, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

A partial redemption of the notes may be effected pro rata or by lot or by such method as the trustee may deem fair and appropriate and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the notes or any integral multiple thereof) of the principal amount of notes of a denomination larger than the minimum authorized denomination for the notes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes, or except for the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the notes, and will vote together as one class on all matters with respect to the notes.

Covenants

Except as set forth below, neither we nor any of our Subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on our or its capital stock, or

•	purchasing or redeeming our or its capital stock.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us or any of our Subsidiaries which may adversely affect the creditworthiness of the notes. Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

The indenture will contain the following principal covenants:

Limitation on Liens

We will not directly or indirectly incur, and will not permit any of our Subsidiaries to directly or indirectly incur, any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other similar encumbrance (collectively, “Liens”) upon (a) any properties or assets, including capital stock, of our company or any of our Subsidiaries or (b) any shares of stock or indebtedness of any of our Subsidiaries (whether such property, assets, shares or indebtedness are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes or, in respect of Liens on any property or assets of any Subsidiary Guarantor, its guarantee (together with, at our option, any other indebtedness or guarantees of our company or any of our Subsidiaries ranking equally in right of payment with the notes or such guarantee) are equally and ratably secured with or, at our option, prior to, such secured indebtedness.

The foregoing restriction does not apply to:

(1) Liens on property, shares of stock or indebtedness of any person existing at the time such person becomes our Subsidiary or a Subsidiary of any of our Subsidiaries, provided that such Lien was not incurred in anticipation of such person becoming a Subsidiary,

(2) Liens on property, shares of stock or indebtedness existing at the time of acquisition by us or any of our Subsidiaries or a Subsidiary of any of our Subsidiaries of such property, shares of stock or indebtedness (which may include property previously leased by us or any of our Subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition) or Liens on property, shares of stock or indebtedness to secure the payment of all or any part of the purchase price of such property, shares of stock or indebtedness, or Liens on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 18 months after, the latest of the acquisition of such property, shares of stock or indebtedness or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements,

(3) Liens securing indebtedness of any of our Subsidiaries or of us owing to us or any of our Subsidiaries,

(4) Liens existing on the date of the initial issuance of the notes (other than any additional notes),

(5) Liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, at the time such person becomes our Subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction,

(6) Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation,

(7) Liens securing the notes (including any additional notes) or the guarantees of the Subsidiary Guarantors under the indenture, or

(8) any extensions, renewals or replacements of any Lien referred to in clauses (1) through (7) without increase of the principal of the indebtedness secured by such Lien; provided, however, that any Liens permitted by any of clauses (1) through (7) shall not extend to or cover any property of our company or any of our Subsidiaries, as the case may be, other than the property specified in such clauses and improvements to such property.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Subsidiaries will be permitted to incur indebtedness secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes or, in respect of Liens on property or assets of any Subsidiary Guarantors, their guarantees, if any, provided that, after giving effect to such indebtedness, the aggregate amount of all indebtedness secured by Liens (not including Liens permitted under clauses (1) through (8) above), together with all attributable debt outstanding pursuant to the second paragraph of the “— Limitation on Sale and Lease-Back Transactions” covenant described below, does not at the time exceed 10% of our Consolidated Net Assets.

Limitation on Sale and Lease-Back Transactions

We will not directly or indirectly, and will not permit any of our Subsidiaries directly or indirectly to, enter into any sale and lease-back transaction for the sale and leasing back of any property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to date of the initial issuance of the notes,

(2) such transaction was for the sale and leasing back to us of any property by one of our Subsidiaries,

(3) such transaction involves a lease for not more than three years (or which may be terminated by us within a period of not more than three years),

(4) we would be entitled to incur indebtedness secured by a Lien with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the second paragraph of the “— Limitation on Liens” covenant described above, or

(5) we apply an amount equal to the net proceeds from the sale of such property to the purchase of other property or assets used or useful in our business or to the retirement of long-term indebtedness within 270 days before or after the effective date of any such sale and lease-back transaction; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, we may deliver notes to the Trustee for cancellation, such notes to be credited at the cost thereof to us.

Notwithstanding the restrictions set forth in the preceding paragraph, we and our Subsidiaries may enter into any sale and lease-back transaction that would otherwise be subject to the foregoing restrictions, if after giving effect thereto the aggregate amount of all attributable debt with respect to such transactions, together with all indebtedness outstanding pursuant to the third paragraph of the “— Limitation on Liens” covenant described above, does not at the time exceed 10% of our Consolidated Net Assets.

Merger, Consolidation or Sale of Assets

We and any Subsidiary Guarantor, if any, may, without the consent of the holders of any notes (including any additional notes), consolidate with or sell, lease or convey all or substantially all of our or its properties or assets to, or merge with or into, any other person, provided that:

(1) we or, in the case of any Subsidiary Guarantor, we or such Subsidiary Guarantor is the continuing person or, alternatively, the successor person formed by or resulting from such consolidation or merger, or the person which receives the transfer of such properties or assets, is organized under the laws of any state or other jurisdiction in the United States and expressly assumes our obligations or the obligations of such Subsidiary Guarantor, as the case may be, under the notes or such Subsidiary Guarantor’s guarantee (provided that such person need not assume the obligations of any such Subsidiary Guarantor if such person would not, after giving effect to such transaction, be required to guarantee the notes under the requirements described in “— Guarantees” above),

(2) immediately after giving effect to such transaction, no event of default and no event which, after notice or the lapse of time, or both, would become such an event of default has occurred and is continuing, and

(3) an officers’ certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with clauses (1) and (2) above.

The successor person will succeed to, and be substituted for, us or the Subsidiary Guarantor and may exercise all of our or the Subsidiary Guarantor’s rights and powers under the indenture. We or such Subsidiary Guarantor will be relieved of all obligations and covenants under the notes, the guarantees, if any, and the indenture to the extent we or such Subsidiary Guarantor was the predecessor person, provided, that in the case of a lease of all or substantially all of our properties or assets, we will not be released from the obligation to pay the principal of and premium, if any, and interest on the notes.

Notwithstanding any provision to the contrary, this covenant will cease to apply to any Subsidiary Guarantor immediately upon any merger or consolidation of that Subsidiary Guarantor into us or any other Subsidiary Guarantor in accordance with this covenant or upon any other termination of the guarantees of that Subsidiary Guarantor in accordance with the indenture.

Events of Default

Each of the following is an “event of default” under the indenture:

(1) a default in any payment of interest on any note when due, which continues for 30 days,

(2) a default in the payment of principal of or premium, if any, on any note when due at its stated maturity date, upon optional redemption or otherwise,

(3) a failure by us or any Subsidiary Guarantor guaranteeing the notes to comply with our or its other agreements contained in the indenture, which continues for 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes),

(4) (a) failure to make any payment at maturity, including any applicable grace period, on any indebtedness of our company or any Subsidiary (other than indebtedness of us or of a Subsidiary owing to us or any of our Subsidiaries) in an amount in excess of $35,000,000 and continuance of this failure to pay or (b) a default on any indebtedness of our company or any Subsidiary (other than indebtedness owing to us or any of our Subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $35,000,000 without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above, for a period of 30 days after written notice thereof to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of outstanding notes (including any additional notes); provided, however, that if any failure, default or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded or annulled, then the event of default will be deemed cured,

(5) the guarantees of any Subsidiary Guarantor guaranteeing the notes cease to be in full force and effect or such Subsidiary Guarantor denies or disaffirms in writing its obligations under the indenture or its guarantees, in each case, other than any such cessation, denial or disaffirmation in connection with a termination of its guarantees provided for in the indenture, and

(6) various events in bankruptcy, insolvency or reorganization involving us or any Subsidiary Guarantor guaranteeing the notes.

The foregoing will constitute an event of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) by notice to us may declare the principal of, and premium, if any, and accrued and unpaid interest on, all notes to be due and payable. Upon this declaration, principal and premium, if any, and interest will be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or any Subsidiary Guarantor occurs and is continuing, the principal of and premium, if any, and accrued interest on all notes (including any additional notes) will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding notes (including any additional notes) may rescind any acceleration with respect to the notes and its consequences.

If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will exercise all rights or powers under the indenture at the request or direction of any of the holders, provided that the holders provide the trustee with a reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of notes may pursue any remedy with respect to the indenture or the notes unless:

(1) the holder previously notified the trustee that an event of default is continuing,

(2) holders of at least 25% in aggregate principal amount of the outstanding notes (including any additional notes) requested the trustee to pursue the remedy,

(3) the requesting holders offered the trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense,

(4) the trustee has not complied with the holder’s request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in principal amount of the outstanding notes (including any additional notes) have not given the trustee a direction inconsistent with the request within the 60-day period.

Generally, the holders of a majority in principal amount of the outstanding notes (including any additional notes) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee may, however, refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.

If a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal or premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines in good faith that withholding notice is not opposed to the interests of the holders.

We will also be required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers of the certificate know of any default that occurred during the previous year. In addition we will be required to notify the trustee within 30 days of any event which would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.

Definitions

The indenture contains the following defined terms:

“attributable debt” means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

“Consolidated Net Assets” means, as of the time of determination, the aggregate amount of our assets and the assets of our consolidated Subsidiaries after deducting, to the extent included, all current liabilities other than (1) short-term borrowings, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP at the end of the most recently completed fiscal quarter or fiscal year, as applicable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. A person shall be deemed to Control another person if such person (1) is an officer or director of the other person or (2) directly or indirectly owns or controls 10% or more of the other person’s capital stock. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Domestic Subsidiary” means a Subsidiary other than a Foreign Subsidiary.

“Foreign Subsidiary” means (1) any Subsidiary that is not (a) formed under the laws of the United States of America or a state or territory thereof or (b) treated as a domestic entity or a partnership or a division of a domestic entity for U.S. tax purposes or (2) any Subsidiary that is (a) a domestic partnership or disregarded entity for U.S. tax purposes and (b) owned by a Subsidiary described in (1).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“holder” means the person in whose name a note is registered on the security register books.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money (including without limitation, indebtedness for borrowed money evidenced by or evidenced by notes, bonds, debentures or similar instruments).

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of properties of our company, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us, any Subsidiary Guarantor or any of our other direct or indirect Subsidiaries or any of our Subsidiary Guarantor’s or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of that date, as well as any other corporation, limited liability company, partnership, association or other entity (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held or (2) that is, as of that date, otherwise Controlled (within the meaning of the first sentence of the definition of “Control”), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Modification and Waivers

Modification and amendments of the indenture and the notes may be made by the Company, the Subsidiary Guarantors and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each old note affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any note,

•	reduce the principal amount of, or the rate of interest on, any notes,

•	reduce any premium, if any, payable on the redemption of any note or change the date on which any note may or must be redeemed or repaid,

•	change the coin or currency in which the principal of, premium, if any, or interest on any note is payable,

•	release the guarantees of any Subsidiary Guarantor (except as otherwise provided in the indenture) or make any changes to such guarantees in a manner adverse to the holders,

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any note,

•	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of notes in the indenture or the notes,

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of notes except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby, or

•	modify any of the above provisions.

The Company, the Subsidiary Guarantors and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the notes with respect to the following:

•	to cure any ambiguity, omission, defect or inconsistency,

•	to evidence the succession of another person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the obligations of the Company or such Subsidiary Guarantor, as described above under “Covenants — Merger, Consolidation or Sale of Assets,”

•	to add any additional events of default,

•	to add to our covenants for the benefit of holders of the notes or to surrender any right or power conferred upon us,

•	to add one or more guarantees for the benefit of holders of the notes,

•	to evidence the release of any Subsidiary Guarantor from its guarantee of the notes pursuant to the terms of the indenture,

•	to add collateral security with respect to the notes,

•	to add or appoint a successor or separate trustee or other agent,

•	to provide for the issuance of the exchange notes, which will have terms substantially identical in all material respects to the notes (except that the transfer restrictions contained in the notes will be modified or eliminated, as appropriate, and there will be no registration rights), and which will be treated, together with any old notes, as a single issue of securities,

•	to provide for the issuance of any additional notes,

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended,

•	to comply with the rules of any applicable securities depository,

•	to provide for uncertificated notes in addition to or in place of certificated notes, and

•	to make any change if the change does not adversely affect the interests of any holder of notes.

The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of all notes, waive compliance by the Company with certain restrictive provisions of the indenture. The holders of no less than a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal or premium, if any, or interest on notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Satisfaction and Discharge

We may discharge our obligations under the indenture while notes remain outstanding if the notes either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the maturity thereof or the date of redemption of the notes, as the case may be and paying all other amounts payable under the indenture.

Defeasance and Covenant Defeasance

The indenture will provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, certain obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes and clauses (3) and (4) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. Government obligations, or both, applicable to the notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the notes, the Subsidiary Guarantors shall automatically be released from their guarantee obligations under the indenture.

If we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than under clauses (3) and (4) of “— Events of Default,” the amount in U.S. dollars, or U.S. Government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes at the time of the stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the initial purchasers, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange each global note for certificated notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the initial purchasers nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture will provide that, if (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days, (2) we determine that the notes shall no longer be represented by global notes and execute and deliver to the trustee a company order to such effect or (3) an event of default with respect to the notes shall have occurred and be continuing, the global notes will be exchanged for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Bank of New York Trust Company, N.A. is the trustee under the indenture and has also been appointed by the Company to act as registrar, transfer agent and paying agent for the notes and the exchange agent in the exchange offer.

The indenture contains limitations on the rights of the trustee, if it becomes a creditor of our company or any Subsidiary Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign.

EXCHANGE OFFER

In connection with the issuance of the old notes on August 21, 2006, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer. The exchange offer will permit eligible holders of notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:

•	the exchange notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the exchange notes bear a different CUSIP number from the old notes;

•	the exchange notes will not be subject to transfer restrictions or entitled to registration rights; and

•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the indenture.

The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You should refer to the exhibits that are a part of the registration statement (of which this prospectus is a part) for a copy of the registration rights agreement. See “Where You Can Find More Information.”

General

We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

We agreed, pursuant to the registration rights agreement, to use our commercially reasonable best efforts to:

•	cause to be filed as soon as practicable, but in any event no later than February 17, 2007, an exchange offer registration statement with the SEC,

•	cause the exchange offer registration statement to become effective as soon as practicable, but in no event later than May 18, 2007, and

•	have the exchange offer registration statement remain effective until 180 days after the last day the exchange offer is open for use by one or more participating broker-dealers.

We will commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC and use our commercially reasonable best efforts to complete the exchange offer not later than 30 days after the effective date.

We will keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note, from the date of its original issue.

In connection with the issuance of the old notes, we have arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See “— Consequences of Failure to Tender.”

We will be deemed to have accepted validly tendered old notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•	you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

•	you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not, nor is any such person or entity, our affiliate as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

Any holder of old notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Each broker-dealer that receives exchange notes in exchange for old notes acquired for its own account through market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on [          ], 2007, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered old notes or, if any of the conditions described below under the heading “— Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we delay accepting any old notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any old notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer before the acceptance of the old notes, if:

•	we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable best efforts to obtain the withdrawal of any stop order as soon as practicable.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC’s ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, or

•	in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	the exchange agent must receive the old notes along with the letter of transmittal,

•	with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below, or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under “— Exchange Agent.”

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in the owner’s name, or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent’s account at DTC, and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under “— Exchange Agent.”

By signing the letter of transmittal, or causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under “— Eligibility; Transferability.”

DTC Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution, which is defined above under “— Procedures for Tendering,”

•	before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered,

•	stating that the tender is being made by guaranteed delivery, and

•	guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•	the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under “— Exchange Agent.”

Any notice of withdrawal must:

•	specify the name of the person having tendered the old notes to be withdrawn,

•	identify the old notes to be withdrawn (including the certificate number(s) of the outstanding notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC, and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or before expiration of the exchange offer.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under “— Exchange Agent.”

Exchange Agent

The Bank of New York Trust Company, N.A. has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: The Bank of New York Trust Company, N.A. (as “Exchange Agent”)

By Mail, Overnight Courier or Hand:
The Bank of New York
101 Barclay Street — 7 East
New York, N.Y. 10286
Attn: David A. Mauer, Corporate Trust Operations Reorganization Unit

By Facsimile Transmission (for Eligible Institutions Only):
(212) 298-1915
Confirm by Telephone:
(212) 815-3687

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

•	SEC registration fees,

•	fees and expenses of the exchange agent and trustee,

•	our accounting and legal fees, and

•	our printing and mailing costs.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged,

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Tender

All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

•	to us (upon redemption thereof or otherwise),

•	pursuant to a registration statement which has been declared effective under the Securities Act,

•	for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A, or

•	pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of old notes.

Governing Law

The indenture, the exchange notes and old notes are governed by, and construed in accordance with, the laws of the State of New York.

Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to:

•	use our commercially reasonable best efforts to file a registration statement for the exchange offer with the SEC as soon as practicable after August 21, 2006, which was the date on which the old notes were issued, but in no event later than February 17, 2007, and use our commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act as soon as practicable, but in no event later than May 18, 2007;

•	use our commercially reasonable best efforts to consummate the exchange offer not later than 30 days after the effective date of the registration statement; and

•	use our commercially reasonable best efforts to file a shelf registration statement for the resale of the old notes under certain circumstances and to cause such registration statement to become effective under the Securities Act.

The requirements described in the first two bullets above under the registration rights agreement will be satisfied when we complete the exchange offer.

In the event that

•	the registration statement is not filed with the SEC on or prior to February 17, 2007,

•	the registration statement has not been declared effective by the SEC on or prior May 18, 2007, or

•	the exchange offer is not completed or the shelf registration statement, if required, has not become effective on or prior to June 17, 2007 (or, if later and under certain circumstances, within 90 days of a request to file a shelf registration statement), the interest rate on the old notes will be increased by 0.25% per annum until the applicable requirement has been met or the old notes become freely tradable under the Securities Act. Following the cure of all such registration defaults, the accrual of additional interest shall cease.

Under the registration rights agreement, we have also agreed to keep the registration statement for the exchange offer effective for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

Our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the old notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement relating to the exchange offer and the exchange notes. See “Where You Can Find More Information.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes pursuant to the exchange offer. This summary applies only to those persons holding old notes and exchange notes as capital assets and does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that holds old notes or exchange notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, certain former citizens and residents, a person who is liable for the alternative minimum tax, or a person whose “functional currency” is not the U.S. dollar. If an entity that is treated as partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity, you should consult your tax advisor. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax advisor about the tax consequences of purchasing or holding old notes and exchange notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local, foreign or other tax laws.

The exchange of old notes for exchange notes in the exchange offer generally will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, (1) you will not recognize taxable gain or loss as a result of exchanging your old notes for exchange notes in the exchange offer; (2) the holding period of your exchange notes will include the holding period of your old notes; and (3) the tax basis of the exchange notes you receive will be the same as the tax basis of your old notes.

THE PRECEDING PARAGRAPH DOES NOT DESCRIBE ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE RELEVANT TO A HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES OR TO HOLDERS SUBJECT TO SPECIAL RULES. IF YOU ARE CONSIDERING AN EXCHANGE OF YOUR OLD NOTES FOR THE EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR(S) CONCERNING THE TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL, STATE, LOCAL, OR FOREIGN LAWS OF SUCH AN EXCHANGE.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any exchange notes by such broker-dealers. In addition, until [          ], all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes. By delivering a prospectus, however, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•	may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the exchange notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered hereby will be passed upon by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of Expedia, Inc. at December 31, 2005 and for the year then ended, and the combined financial statements of Expedia, Inc. at December 31, 2004 and for each of the two years in the period then ended appearing in Expedia Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 and Expedia, Inc.’s Current Report on Form 8-K dated on or about January 24, 2007, have been audited by Ernst & Young LLP, as set forth in their reports included therein and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Expedia, Inc.

Expedia’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Expedia’s bylaws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. Expedia’s bylaws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia’s bylaws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by Expedia. From time to time, Expedia’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Expedia is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement may contain provisions regarding indemnification of Expedia’s directors and officers against certain liabilities under the Securities Act of 1933, as amended, and regarding contribution with respect to payments that the underwriters or agents or their controlling persons may be required to make in respect of those liabilities.

Subsidiary Guarantor Registrants

Delaware Corporation Guarantors — Hotels.com; Hotwire, Inc.; Owl Holding Company, Inc.; Expedia Partner Services, Inc.; TravelNow.com Inc.

For a description of Delaware law see above under the heading “Expedia, Inc.” Hotels.com’s certificate of incorporation requires indemnification of officers, directors, employees and agents to the full extent permitted by the DGCL and permits the corporation to maintain insurance on behalf of its directors, officers, employees, and agents. Hotwire, Inc.’s amended and restated certificate of incorporation provides for indemnification to the fullest extent authorized by Delaware law for officers, directors, employees, and agents of the corporation. Owl Holding Company, Inc.’s certificate of incorporation requires indemnification of officers, directors, employees and agents to the full extent permitted by the DGCL, except the corporation shall indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors. Owl Holding Company, Inc. is permitted to maintain insurance on behalf of its directors, officers, employees, and agents. Expedia Partner Services, Inc.’s certificate of incorporation and TravelNow.com Inc.’s amended and restated certificate of incorporation require indemnification to the fullest extent authorized by Delaware law for officers and directors, except the corporations shall indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors. Expedia Partner Services, Inc.’s certificate and Travelnow.com Inc.’s certificate permit the companies to the extent authorized by the board of directors to grant indemnification to employees and agents and permit the companies to maintain insurance on behalf of directors, officers, employees, and agents.

Delaware Limited Liability Company Guarantors — TripAdvisor LLC; Interactive Affiliate Network, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. TripAdvisor LLC’s limited liability company agreement requires the company to indemnify past and present members, officers, directors, shareholders, partners, employees, consultants, representatives, advisors, and agents of the company to the full extent permitted by Delaware law, except such person who initiates proceedings will only be indemnified if the proceeding was authorized by the member. Interactive Affiliate Network, L.L.C.’s limited liability company agreement contains no indemnification provision.

Delaware Limited Partnership Guarantor — IAN.com, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. IAN.com, L.P.’s agreement of limited partnership requires indemnification of partners, officers, employees, and other representatives of the partnership to the full extent permitted by Delaware law.

Texas Limited Partnership Guarantor — Hotels.com, L.P.

Article 11 of the Texas Revised Limited Partnership Act (“TRLPA”) provides for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been a general partner, limited partner, employee or agent of the limited partnership. Under the TRLPA, a limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership against any liability incurred regardless of whether the person could be indemnified under the TLRPA. Hotels.com, L.P.’s agreement of limited partnership requires the partnership to indemnify each general partner, its affiliates, and their respective officers, directors, partners, employees, and agents to the fullest extent permitted by law but excluding any such items incurred as a result of the general partner being held liable for failing to perform his duties in good faith, in the best interests of the partnership, and devoting time and effort as reasonably necessary to manage the partnership prudently.

Texas Limited Liability Company Guarantor — Hotels.com GP, LLC

The Texas Business Corporation Act permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person conducted himself in good faith, reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interests. Indemnification in criminal proceedings is only available if the person had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified under in respect of a proceeding: in which the person is found liable on the basis that personal benefit was improperly received by him, or in which the person is found liable to the corporation. Hotels.com GP, LLC’s articles of organization grant the company the power to indemnify persons for whom indemnification is permitted under the Texas

Business Corporation Act to the fullest extent permissible thereunder. The company is also permitted to maintain insurance on behalf of directors, officers, employees, and agents of the company.

New York Limited Liability Company Guarantor — HRN 99 Holdings, LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided however, that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes 1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or 2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement requires indemnification to the full extent permitted by law for a Manager or member for any loss, damage or claim incurred by the Manager or member by reason of any act or omissions performed in good faith on behalf of the company and within the Manager or member’s reasonable scope of authority, except that no Manager or member will be indemnified in respect of any loss, damage or claim incurred by reason of willful misconduct with respect to such act or omission.

Nevada Limited Liability Company Guarantors — Classic Vacations, LLC; Travelscape, LLC

Sections 86.411 and 86.421 of the Nevada Limited-Liability Companies law permit indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim as to which such a person has been adjudged to be liable to the company. Nevada Limited-Liability Companies law allows a company to purchase or maintain insurance for members, managers, employees, and agents of the company. Classic Vacations, LLC’s operating agreement and Travelscape, LLC’s operating agreement require indemnification to the fullest extent of the law of the member, any person designated by the member as a covered person or any person who at the time of the act or omission was a person designated by a member as a covered person.

Washington Corporation Guarantor — Expedia, Inc.

The Washington Business Corporation Act (RCW 23B.08510) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where: 1) the individual acted in good faith, 2) the individual reasonably believed in the case of conduct in the individual’s official capacity that the conduct was in its best interests, and in all other cases that the individual’s conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, the individual had no reasonably cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding in which the director was adjudged liable to the corporation, in connection with a proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that the personal benefit was improperly received. Indemnification in all instances is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation.

Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia) amended and restated articles of incorporation require the indemnification of the corporation’s directors and officers to the full extent permitted by the WBCA, but shall not apply to (1) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of the law; (2) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation is permitted to purchase insurance on behalf of its directors, officers, employees, or agents.

Massachusetts Business Trust Guarantor — TripAdvisor Business Trust

Tripadvisor Business Trust’s agreement and declaration of trust requires indemnification of every person who is or has been a trustee, officer or employee of the Trust in connection with claims or proceedings in which he became involved by virtue of his having been a trustee, officer, or employee of the Trust, except when such person is adjudged to have engaged in willful misfeasance, bad faith or reckless disregard of the duties involved in the conduct of his office. The Trust is permitted to purchase insurance on behalf of the persons protected under its indemnification policy.

Item 21.	Exhibits

Exhibit No.		Description of Exhibit

2.1		Separation Agreement by and between Expedia, Inc. and IAC/InterActiveCorp, dated as of August 9, 2005(1)
4.1		Indenture, dated as of August 21, 2006, by and among Expedia, Inc., certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee(2)
4	.2*	First Supplemental Indenture, dated as of January 19, 2007, by and among Expedia, Inc., certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee
4.3		Registration Rights Agreement, dated as of August 21, 2006, by and among Expedia, Inc., the subsidiary guarantors listed on Schedule 1 thereto, and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the Initial Purchasers(2)
5	.1*	Legal opinion of Wachtell, Lipton, Rosen & Katz
12	.1*	Computation of Ratio of Earnings to Fixed Charges
23	.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
23	.2*	Consent of Independent Registered Public Accounting Firm
23	.3*	Consent of Independent Registered Public Accounting Firm
24	.1*	Power of Attorney (included on signature Pages attached hereto)
25	.1*	Statement of Eligibility of Trustee
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Letter from Expedia, Inc. to Brokers, Dealers
99	.4*	Form of Letter to Clients

*	filed herewith

(1)	Incorporated by reference to Expedia, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

(2)	Incorporated by reference to Expedia, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

EXPEDIA, INC.

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Patricia L. Zuccotti (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	January 24, 2007

/s/ Barry Diller (Barry Diller)	Director (Chairman of the Board)	January 24, 2007

/s/ Victor A. Kaufman (Victor A. Kaufman)	Director (Vice Chairman)	January 24, 2007

(A. George Battle)	Director	January 24, 2007

/s/ Simon Breakwell (Simon Breakwell)	Director	January 24, 2007

Signature	Title	Date

/s/ Jonathan L. Dolgen (Jonathan L. Dolgen)	Director	January 24, 2007

/s/ William R. Fitzgerald (William R. Fitzgerald)	Director	January 24, 2007

/s/ David Goldhill (David Goldhill)	Director	January 24, 2007

/s/ Peter M. Kern (Peter M. Kern)	Director	January 24, 2007

/s/ John C. Malone (John C. Malone)	Director	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

EXPEDIA PARTNER SERVICES, INC.
HOTELS.COM
OWL HOLDING COMPANY, INC.
HOTWIRE, INC.
TRAVELNOW.COM INC.

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Director (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Director	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

EXPEDIA, INC. (a Washington Corporation)

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President and Chief Executive Officer, Director (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Patricia L. Zuccotti (Patricia L. Zuccotti)	Chief Accounting Officer and Controller (Principal Accounting Officer)	January 24, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Director	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

CLASSIC VACATIONS, LLC

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

HOTELS.COM GP, LLC

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Manager (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Manager	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

HOTELS.COM, L.P.
IAN.COM, L.P.

By:	HOTELS.COM GP, LLC,
its general partner

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President, Manager of Hotels.com GP, LLC (the general partner) (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer, Manager of Hotels.com GP, LLC (the general partner) (Principal Financial Officer)	January 24, 2007

/s/ Burke F. Norton (Burke F. Norton)	Secretary and Manager of Hotels.com GP, LLC (the general partner)	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

HRN 99 HOLDINGS, LLC

By:	/s/ Burke F. Norton
Name: Burke F. Norton
Title: Manager

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Burke F. Norton (Burke F. Norton)	Manager (Principal Executive Officer)	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

INTERACTIVE AFFILIATE
NETWORK, L.L.C.
TRAVELSCAPE, LLC

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi (Dara Khosrowshahi)	President (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

TRIPADVISOR BUSINESS TRUST

By:	/s/ Stephen Kaufer
Name: Stephen Kaufer

Title:	Trustee, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen Kaufer (Stephen Kaufer)	President and Chief Executive Officer, Trustee (Principal Executive Officer)	January 24, 2007

/s/ Tyler Young (Tyler Young)	Controller (Controller)	January 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on January 24, 2007.

TRIPADVISOR, LLC

By:	/s/ Michael B. Adler
Name: Michael B. Adler
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dara Khosrowshahi and Burke F. Norton and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen Kaufer (Stephen Kaufer)	President and Chief Executive Officer (Principal Executive Officer)	January 24, 2007

/s/ Michael B. Adler (Michael B. Adler)	Chief Financial Officer (Principal Financial Officer)	January 24, 2007

/s/ Tyler Young (Tyler Young)	Controller (Controller)	January 24, 2007

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

2.1		Separation Agreement by and between Expedia, Inc. and IAC/InterActiveCorp, dated as of August 9, 2005(1)
4.1		Indenture, dated as of August 21, 2006, by and among Expedia, Inc., certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee(2)
4	.2*	First Supplemental Indenture, dated as of January 19, 2007, by and among Expedia, Inc., certain Subsidiary Guarantors (as defined therein) and The Bank of New York Trust Company, N.A., as Trustee
4.3		Registration Rights Agreement, dated as of August 21, 2006, by and among Expedia, Inc., the subsidiary guarantors listed on Schedule 1 thereto, and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the Initial Purchasers(2)
5	.1*	Legal opinion of Wachtell, Lipton, Rosen & Katz
12	.1*	Computation of Ratio of Earnings to Fixed Charges
23	.1*	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
23	.2*	Consent of Independent Registered Public Accounting Firm
23	.3*	Consent of Independent Registered Public Accounting Firm
24	.1*	Power of Attorney (included on signature Pages attached hereto)
25	.1*	Statement of Eligibility of Trustee
99	.1*	Form of Letter of Transmittal
99	.2*	Form of Notice of Guaranteed Delivery
99	.3*	Form of Letter from Expedia, Inc. to Brokers, Dealers
99	.4*	Form of Letter to Clients

*	filed herewith

(1)	Incorporated by reference to Expedia, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

(2)	Incorporated by reference to Expedia, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.